UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

UMH Properties, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS

May 27, 2026

Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of UMH Properties, Inc., a Maryland corporation (the “Company”), will be held on Wednesday, May 27, 2026, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, to consider and vote on the following matters, each as more fully described in the accompanying proxy statement:

1. The election of four Class II directors, each to hold office until the Company’s annual meeting of shareholders in 2029 and until their respective successors are duly elected and qualified;

2. The ratification of the appointment of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026;

3. An advisory resolution to approve the compensation of the Company’s executive officers for the year ended December 31, 2025;

4. Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on March 6, 2026, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

EVEN IF YOU PLAN TO BE PRESENT IN PERSON, YOU SHOULD AUTHORIZE A PROXY TO VOTE YOUR SHARES PRIOR TO THE MEETING USING THE METHODS DETAILED ON PAGES 10 AND 11 OF THIS PROXY STATEMENT.

YOUR VOTE IS IMPORTANT. PLEASE VOTE.

BY ORDER OF THE BOARD OF DIRECTORS

CRAIG KOSTER
EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
April 17, 2026

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UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

PROXY STATEMENT

2026 ANNUAL MEETING OF SHAREHOLDERS

May 27, 2026

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of UMH Properties, Inc., a Maryland corporation (the “Company”), of proxies to be voted at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held on Wednesday, May 27, 2026, at 4:00 p.m., Eastern Time, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and at any adjournments or postponements thereof, for the purposes listed in the preceding Notice of 2026 Annual Meeting of Shareholders (“Notice”).

This Proxy Statement and the accompanying Proxy Card are being distributed on or about April 17, 2026, to shareholders of record as of the close of business on Friday, March 6, 2026. Unless the context requires otherwise, references in this Proxy Statement to “UMH”, “we”, “our”, “us” and the “Company” refer to UMH Properties, Inc. and its consolidated subsidiaries. A copy of the Company’s 2025 Annual Report, including financial statements, is being mailed herewith, and is available on the Company’s website at www.umh.reit.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 27, 2026

Under rules adopted by the U.S. Securities and Exchange Commission (“SEC”), you are able to obtain proxy materials via the Internet, instead of being mailed printed copies of those materials. This will expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. Please visit the website www.proxyvote.com to view electronic versions of proxy materials and the Company’s 2025 Annual Report, and to request electronic delivery of future proxy materials. Have your Proxy Card or Notice of Internet Availability in hand when you access the website and follow the instructions. You will need your 12-digit Control Number which is located on your Proxy Card or Notice of Internet Availability. Shareholders also may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

UMH CONTACT INFORMATION

The mailing address of our principal executive office is Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, and our main telephone number is (732) 577-9997. We maintain an Internet website at www.umh.reit. Information at or connected to our website is not incorporated by reference into this Proxy Statement and is not and should not be considered part of this Proxy Statement.

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Annual Meeting Proposals

Proposal		Recommendation of the Board

1.	Election of Directors	FOR each of the nominees

2.	Ratification of Independent Registered Public Accounting Firm	FOR

3.	Say-on-pay: Advisory Resolution to Approve Executive Compensation	FOR

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BUSINESS HIGHLIGHTS

The Company made substantial progress on multiple fronts – generating solid operating results, achieving strong growth and improving our financial position. The following are some of our many financial performance, strategic growth and capital markets accomplishments achieved during fiscal 2025:

Financial Performance[1]

●	Increased Rental and Related Income by 10%.
●	Increased Community Net Operating Income (“NOI”) by 9%.
●	Increased Normalized Funds from Operations (“Normalized FFO”) by 15%.
●	Increased Normalized FFO per diluted share by 2% from $0.93 per diluted share in 2024 to $0.95 per diluted share in 2025.
●	Increased Same Property NOI by 9%.
●	Increased Same Property Occupancy by 80 basis points from 87.5% to 88.3%.
●	Improved our Same Property expense ratio from 39.7% at yearend 2024 to 39.3% at yearend 2025.
●	Acquired five communities containing 587 homesites for a total cost of approximately $41.8 million.
●	Increased Sales of Manufactures Homes by 4%.
[1] For a reconciliation of Community NOI, Same Property NOI and Normalized FFO to the most directly comparable GAAP measure and additional information regarding such Non-GAAP measures, see the section entitled “Financial Information” on page 50 of this Proxy Statement.

Strategic Growth

●	Increased our rental home portfolio by 571 homes and sold 163 rental homes for a total of 10,904 rental homes as of yearend.
●	Constructed 34 expansion sites across our portfolio of communities.
●	During 2025, the Company invested approximately $49 million in other improvements to its communities.

Capital Markets

●	In May 2025, completed the addition of ten communities to our Fannie Mae credit facility through Wells Fargo Bank, N.A., for total proceeds of approximately $101.4 million. The interest only loan for these ten communities is at a fixed rate of 5.855% with a 10-year term.
●	In November 2025, completed the addition of another seven communities to our Fannie Mae credit facility through Wells Fargo Bank, N.A., for total proceeds of approximately $91.8 million. The interest only loan for these seven communities is at a fixed rate of 5.46% with a 9-year term.
●	Issued approximately $80.2 million aggregate principal amount of 5.85% Series B Bonds due 2030 in an offering to investors in Israel.
●	Amended our $35 million revolving line of credit with OceanFirst Bank to extend the maturity date to June 1, 2027.
●	Raised our quarterly common stock dividend by $0.01 representing a 4.7% increase to $0.225 per share or $0.90 annualized, representing our fifth consecutive common stock dividend increase within the last five years, resulting in a total increase of $0.18 or 25% over this period.
●	Issued and sold approximately 2.6 million shares of Common Stock through our At-the-Market Sale Program at a weighted average price of $17.59 per share, generating gross proceeds of $45.1 million and net proceeds of $44.1 million, after offering expenses.
●	Issued and sold approximately 93,000 shares of Series D Preferred Stock through our At-the-Market Sale Programs at a weighted average price of $22.93 per share, generating gross proceeds of $2.1 million and net proceeds of $2.0 million, after offering expenses.

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Corporate Governance Highlights

We are committed to good corporate governance to serve the interests of our shareholders and better align the interests of our directors and management with those of our shareholders. We also believe that good corporate governance fosters trust by our shareholders and accountability of management. Our Nominating and Corporate Responsibility Committee and its Sustainability Subcommittee help oversee and implement our corporate governance initiatives. Below are some highlights of our corporate governance policies:

Corporate Governance Highlights

●	Eight out of twelve directors are independent	●	Executive session of independent directors without management present at least annually
●	All members of the Audit, Compensation and Nominating and Corporate Responsibility Committees, and Cybersecurity and Sustainability Subcommittees are independent	●	Compensation Clawback Policy
●	Board Retirement Plan Committee created to oversee the internal management of the Company’s 401(k) Plan	●	Substantial insider ownership
●	Board has an independent Presiding Director	●	Formal Code of Business Conduct and Ethics
●	Annual say-on-pay vote to approve executive compensation	●	Vendor Code of Conduct and Human Rights Policy
●	Annual Board and committee self-assessment process	●	Cash bonus program and equity compensation for executive officers are tied to objective short-term and long-term performance goals
●	Commitment to diversity – three directors are female and three directors are diverse in terms of race	●	Named Executive Officer and Director Stock Ownership Guidelines
●	Robust CEO Stock Ownership Requirements	●	Strict Anti-Hedging Policy
●	No poison pill	●	Separate Board Chairman and Chief Executive Officer
●	Three new independent directors added to the Board within the past six years	●	All audit committee members are “audit committee financial experts” as defined under SEC rules
		●	Frequent shareholder engagement

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SUSTAINABILITY Practices

UMH is committed to incorporating sustainability considerations into its business practices to oversee, develop and promote sustainable practices and initiatives and create value for its shareholders and enhance the communities where our residents live. UMH recognizes its obligation to reduce its impact on the environment and to conserve natural resources. As such, we have invested in technology and other sustainable practices. We also believe in enriching the lives of the people impacted by our Company. These include not only our employees and our residents, but also our neighbors and the rest of society. Some of our recent highlights are as follows:

Recent Environmental Highlights

●	Enhanced Energy Consumption Tracking: The Company actively tracks and analyzes energy consumption data to report Scope 1 and Scope 2 emissions, enhancing transparency and strengthening sustainability reporting. These emissions have undergone a pre-verification audit, which found no irregularities in the data collection processes or the methodologies used to convert energy usage into emissions.
●	Transition to Renewable Energy: In Pennsylvania, the Company is developing its first on-site solar array for one of its communities, which is currently in the planning and zoning phase. In addition, the Company has launched a pilot program in Ohio featuring 20 manufactured homes built with integrated solar shingles. These homes are expected to provide residents with reduced electricity costs.
●	Electric Vehicle Infrastructure: To encourage the use of electric vehicles, the Company has installed electric vehicle chargers at our corporate office and is reviewing its community portfolio to determine additional locations where they should ideally be installed.
●	Industry Innovations: At the 2025 Innovative Housing Showcase in Washington, D.C., the Company introduced a manufactured home equipped with solar shingles, enhanced with a battery storage system for added resilience. The battery can be charged either by the solar shingles or through the electric grid and is designed to provide continuous power to selected areas of the home. The system also includes smart technology that connects via Wi-Fi and can monitor incoming storms to ensure the battery is fully charged ahead of severe weather events.

Recent Social Highlights

●	Commitment to Human Rights: The Company has implemented a formal Human Rights Policy to fulfill its commitment to respecting human rights and labor standards.
●	Third Party Recognition: MSCI, Inc. has recognized UMH as having 100% social revenue, and Sustainalytics has accredited our Sustainable Finance Framework for its role in providing affordable housing in the markets that we serve.
●	Community Safety Enhancements: Strengthened relationships with local authorities and invested in new technologies such as Flock safety cameras to improve safety for both residents and employees.
●	Expanding Access to Housing: We continue to provide one of the industry leading financing options through our lending program with Triad Financial Services and create affordable housing opportunities, including in designated Opportunity Zones.

The Company’s commitment to sustainability practices is demonstrated in its Sustainability Report as well as its corporate governance guidelines and policies that can be found under the “Sustainability” and “Governance” tabs, respectively, of the Company’s investor website: www.umh.reit.

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FREQUENTLY ASKED QUESTIONS ABOUT THE ANNUAL MEETING

Why am I receiving this Proxy Statement?

You are receiving these materials because you owned shares of our Company’s common stock (hereinafter sometimes referred to herein as “Common Shares”) as a “registered” shareholder or you held Common Shares in “street name” at the close of business on March 6, 2026, the record date for the Annual Meeting, and that entitles you to vote at our Annual Meeting to be held at 4:00 p.m., local time, on Wednesday, May 27, 2026, at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, or any postponements or adjournments of such meeting, for the purposes set forth in the Notice of 2026 Annual Meeting of Shareholders. This Proxy Statement contains information related to the solicitation of proxies for use at the Annual Meeting.

Who is soliciting my proxy?

This solicitation of proxies is made by and on behalf of our Board of Directors. We will pay the costs of soliciting proxies, which will consist primarily of the cost of printing, postage and handling. In addition to soliciting proxies by mail, our officers, directors and other employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, custodians and nominees will forward proxy soliciting materials to their principals, and that we will reimburse these persons’ out-of-pocket expenses.

We have also retained Alliance Advisors, a proxy solicitation firm, to assist in the distribution of proxy materials and the solicitation of proxies from brokerage firms, banks, broker-dealers, and other similar organizations representing beneficial owners of Common Shares for the Annual Meeting. We have agreed to pay Alliance Advisors a fee of approximately $22,000, plus out-of-pocket expenses. You may contact Alliance Advisors at (833) 216-0903.

What is the difference between a “registered” shareholder and a shareholder holding shares in “street name?”

If your Common Shares are registered directly in your name with EQ, our transfer agent, you are a “registered” shareholder. If you own Common Shares through a broker, bank, trust or other nominee rather than in your own name, you are the beneficial owner of the Common Shares, but considered to be holding the Common Shares in “street name.”

Who can attend the Annual Meeting?

All of our common shareholders of record as of the close of business on March 6, 2026, the record date for the Annual Meeting, or individuals holding their duly authorized proxies, may attend the Annual Meeting. You should be prepared to present photo identification for admittance. Appointing a proxy in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Please note that if you hold your common stock in “street name” (that is, through a broker, bank or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on March 6, 2026, the record date for the Annual Meeting, to gain admittance to the Annual Meeting.

Who may vote?

You may vote if you owned shares of our common stock at the close of business on March 6, 2026, which is the record date for the Annual Meeting. For each share of common stock you owned as of the record date, you are entitled to cast one vote for as many individuals as there are directors to be elected at the Annual Meeting and to cast one vote on each other matter presented at the Annual Meeting. Cumulative voting is not permitted in the election of directors.

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What is a quorum for the Annual Meeting?

As of the close of business on March 6, 2026, we had 85,026,121 shares of common stock outstanding. In order to conduct a meeting, shareholders entitled to cast a majority of the votes entitled to be cast at the Annual Meeting must be present in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. If you submit a properly executed Proxy Card or authorize a proxy by telephone or via the Internet, you will be considered part of the quorum. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” results when a bank, broker or other nominee who holds shares for another person has not received voting instructions from the owner of the shares and, under the applicable rules, does not have discretionary authority to vote on a matter.

What am I voting on?

At the Annual Meeting, you may consider and vote on:

●	The election of four Class II directors, each to serve until the 2029 annual meeting of shareholders and until their respective successors are duly elected and qualified;

●	The ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2026;

●	An advisory resolution to approve the compensation of the Company’s executive officers for the year ended December 31, 2025 (“Say-on-Pay”);

●	Any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

We are not aware of any other business, other than procedural matters relating to the Annual Meeting or the proposals listed above, that may properly be brought before the Annual Meeting. Once the business of the Annual Meeting is concluded, members of management will respond to questions raised by shareholders, as time permits.

What are the Board’s recommendations?

The Board recommends a vote:

FOR the election of each nominee named in this Proxy Statement for election as a Class II director (Proposal 1);

FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2); and

FOR the approval of the Say-on-Pay proposal (Proposal 3).

Unless you give other instructions on your Proxy Card, the persons named as proxy holders on the Proxy Card will vote in accordance with the recommendations of the Board.

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How many votes are needed to approve each of the proposals assuming that a quorum is present at the Annual Meeting?

Proposal 1: Election of Directors: The election of a director nominee must be approved by a plurality of the votes cast.

Proposal 2: Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2026, requires the affirmative vote of a majority of the votes cast.

Proposal 3: Approval of the Say-on-Pay proposal requires the affirmative vote of a majority of the votes cast on the proposal.

If you are a shareholder of record as of the record date for the Annual Meeting and you authorize a proxy (whether by Internet, telephone or mail) without specifying voting instructions on any matter to be considered at this Annual Meeting, the proxy holders will vote your shares according to the Board’s recommendation on that matter and in their discretion on any other matter that may properly come before the Annual Meeting.

If you are a shareholder of record as of the record date for the Annual Meeting and you fail to authorize a proxy or attend the meeting and vote in person, assuming that a quorum is present at the Annual Meeting, it will have no effect on the result of the vote on any of the matters to be considered at the Annual Meeting.

If you hold your shares through a broker, bank or other nominee, under the rules of the New York Stock Exchange (“NYSE”), your broker or other nominee may not vote with respect to certain proposals unless you have provided voting instructions with respect to that proposal. As noted above, this is referred to as a broker “non-vote.” A broker non-vote is not considered a vote cast on a proposal and broker non-votes will have no effect on the vote on any of the matters to be considered at the Annual Meeting. If you hold your shares in a brokerage account, then, under NYSE rules and Maryland law, your broker is entitled to vote your shares on Proposal 2 (Ratification of Independent Registered Public Accounting Firm) if no instructions are received from you, but your broker is not entitled to vote on Proposal 1 (Election of Directors), and Proposal 3 (Say-on-Pay) without specific instructions from you.

How do I vote?

Shareholders who hold common stock in their name, other than those who hold shares through a Tel Aviv Stock Exchange (“TASE”) member, have three ways to authorize a proxy:

●	By Telephone or on the Internet – You can authorize a proxy by calling the toll-free telephone number on your Proxy Card or Notice of Internet Availability. Please have your Proxy Card or Notice of Internet Availability in hand when you call. Easy-to-follow voice prompts allow you to authorize a proxy to vote your shares and confirm that your instructions have been properly recorded. The website for Internet voting is www.proxyvote.com. Please have your Proxy Card or Notice of Internet Availability handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 p.m., Eastern Time, on May 26, 2026. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive. If you vote by telephone or on the Internet, you do not have to return your Proxy Card.

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●	By Mail – If you received your Annual Meeting materials by mail, you may complete, sign and date the Proxy Card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed Proxy Card but do not indicate your voting preferences, the persons named in the Proxy Card will vote the shares represented by that proxy as recommended by the Board of Directors on each matter listed in this Proxy Statement and in their discretion on any other matter properly brought before the Annual Meeting.

●	In Person at the Annual Meeting – If you are a shareholder of record and plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting. However, if your common stock is held in the name of your broker, bank or other nominee, and you want to vote in person, you will need to obtain a legal proxy from the institution that holds your common stock. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Even if you plan to attend the Annual Meeting, we request that you authorize a proxy in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you mail us your properly completed and signed Proxy Card or authorize a proxy to vote your shares by telephone or Internet, your votes will be cast according to the choices that you specify. Unless you indicate otherwise on your Proxy Card, the persons named as your proxies will cast your votes: FOR all of the nominees for election as directors named in this Proxy Statement; FOR the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm; FOR the advisory resolution to approve the compensation of our Named Executive Officers and in their discretion on any additional matters properly brought before the Annual Meeting.

If your common stock is held in the name of your broker, bank or other nominee, you should receive separate instructions from the holder of your common stock describing how to provide voting instructions.

Shares of Common Stock held by and/or through a TASE member cannot be voted during the Annual Meeting. If your shares of Common Stock are held by and/or through a TASE member and you wish to vote your shares, you must complete, sign and date the proxy card that we filed via MAGNA and attach to it an ownership certificate from the TASE member through which your shares are registered (i.e., your broker, bank or other nominee) indicating that you were the beneficial owner of the shares on the Record Date for voting, and return the proxy card along with the ownership certificate, to the Company’s Israeli counsel, Goldfarb Gross Seligman & Co. (“Goldfarb”), c/o Hod Mimun, 98 Yigal Alon Street, 44th Floor, Tel Aviv 6789141, Israel (email: Hod Mimun (Hod.Mimun@goldfarb.com) and Daniela Repolo (Daniela.Repolo@goldfarb.com)). The proxy card and ownership certificate must be received no later than May 21, 2026, to be included in the tally of shares voted.

Can I revoke my proxy?

Yes, if your common stock is held in your name, you can revoke your proxy by:

●	Filing written notice of revocation before the Annual Meeting with our Secretary at the address shown on the front of this Proxy Statement;

●	Signing a proxy bearing a later date; or

●	Voting in person at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a properly executed proxy. If your common stock is held in the name of your broker, bank or other nominee, please follow the voting instructions provided by the holder of your common stock regarding how to revoke your instructions.

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What if I return my proxy but abstain?

Abstentions are counted as present for determining a quorum. However, abstentions will have no effect on any of the items to be considered at the Annual Meeting.

Why did I receive more than one Notice, proxy card, voting instruction form and/or email?

You will receive more than one Notice of Availability, proxy card, voting instruction form or email, or any combination of these, if you hold your common stock in different ways (i.e., joint tenancy, trusts and custodial accounts) or in multiple accounts. You should provide voting instructions for all Notices of Availability proxy cards, voting instruction forms and email links you receive.

What is “householding” and how does it affect me?

If you and other residents at your mailing address who have the same last name own our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one Annual Report to Shareholders (the “Annual Report”) and Proxy Statement. This practice of sending only one copy of proxy materials is known as “householding.” If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. If the foregoing procedures apply to you, your broker has sent one copy of each of our Notice of Availability or Annual Report, Notice of Meeting and Proxy Statement to your address. However, even if your broker has sent only one copy of these proxy materials, each stockholder in your household should receive a proxy card or should be able to vote individually via telephone or internet. You may revoke your consent to householding at any time by contacting your broker or bank, if you hold your shares in a “street name,” or by calling EQ at (800) 937-5449 if you are a “registered” stockholder. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of our annual report or Proxy Statement, we will promptly send a separate copy of the Annual Report, the Proxy Statement or the Notice of Availability to you upon oral or written request. Such request can be made by contacting us at 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, attention: Secretary (telephone number: (732) 577-9997). Any shareholders sharing the same address and currently receiving multiple copies of the Annual Report and the Proxy Statement who wish to receive only one copy of these materials per household in the future may also contact your broker or bank or us to participate in the householding program.

What if I have questions about the Notice of Availability, voting or email delivery?

Questions regarding the Notice of Availability, voting or email delivery should be directed to our Secretary at UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

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PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s charter and bylaws provide for a classified board of directors comprised of Class I, II, and III directors. Four Class II directors will be elected at the Annual Meeting, to serve until the Company’s annual meeting of shareholders in 2029 and until their respective successors are duly elected and qualified. The four nominees for election as Class I directors are set forth below. Unless instructed otherwise, the proxy holders will vote all proxies received by them for the nominees listed below or, if any such nominee is unwilling or unable to serve, for any other nominee designated by the Company’s Board of Directors. As of the date of this Proxy Statement, the Company’s Board of Directors is not aware of any other individual who may properly be nominated for election as a Class II director at the Annual Meeting or of any nominee who is unable or unwilling to serve as director, if elected. Each of the nominees listed below is currently serving as a director of the Company and has consented, if elected as a director, to serve until his or her term expires.

The Company’s Board of Directors currently consists of twelve directors, four of whom have terms expiring at the Annual Meeting and when their successors are duly elected and qualified.

INFORMATION REGARDING DIRECTOR NOMINEES

The following information concerning the principal occupation, other affiliations and business experience of each of the four Class II Director nominees during the last five years has been furnished to the Company by such nominee:

Class II Directors with Terms Expiring in 2026

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Jeffrey A. Carus	63	Independent Director. Founder and Managing Partner of JAC Partners, LLC, a real estate investment firm (2009 to present); Founder and Managing Member of JAC Management, LLC (1998 to present). Mr. Carus’ extensive experience in real estate finance and investment is the primary reason, among others, why Mr. Carus serves on our Board.	2011

Matthew I. Hirsch	66	Presiding Independent Director. Attorney at Law. Partner of Solow, Hartnett and Galvan (2024 to present); Law Office of Matthew I. Hirsch (1985 to 2024). Adjunct Professor of Law, Delaware Law School of Widener University (1993 to 2026); Director (2000 to 2022) of Monmouth Real Estate Investment Corporation. Mr. Hirsch’s experience with real estate transactions, legal issues relating to real estate and the real estate industry as well as his experience as a corporate director are the primary reasons, among others, why Mr. Hirsch serves on our Board.	2013
Angela D. Pruitt-Marriott	54	Independent Director. Senior Executive and Crisis Communication Specialist at Sitrick and Company, a strategic communication firm (2014 to present). Ms. Pruitt-Marriott’s experience with media relations strategies, crisis management and strategic communications are the primary reasons, among others, why Ms. Pruitt-Marriott serves on our Board.	2021

Kenneth K. Quigley, Jr.	68	Independent Director. Attorney at Law; President Emeritus of Curry College (2023 to present) and President of Curry College (1996 to 2023); Director of North Shore Bank (2024 to present); Director of Hometown Financial Group (2022 to present); Director of Abington Savings Bank (2022 to 2024); Director of Randolph Bancorp (2013-2022). Mr. Quigley’s management, governance, law, accounting, finance and REIT experience are the primary reasons, among others, why Mr. Quigley serves on our Board.	2016

Vote Required:

At the Annual Meeting, the shareholders of the Company will be requested to elect four Class II Directors. A plurality of the votes cast in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect a nominee.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU
VOTE “FOR” THE ELECTION OF THE FOUR NOMINEES NAMED ABOVE

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INFORMATION CONCERNING CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Class III Directors with Terms Expiring in 2027

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Anna T. Chew	67	Executive Vice President, Chief Financial Officer and Treasurer (2022 to present), Vice President and Chief Financial Officer (1995 to 2022), Chief Accounting Officer (1991 to present), Treasurer (2004 to present), Controller (1991 to 1995) and Director. Certified Public Accountant; Ms. Chew’s extensive public accounting, finance and real estate industry experience are the primary reasons, among others, why Ms. Chew serves on our Board.	1995

Eugene W. Landy	92	Founder (1968), Chairman of the Board (1985 to present), President and Chief Executive Officer (1968 to 1995), and Director. Attorney at Law; Founder, Chairman of the Board and Director (1968 to 2022), President and Chief Executive Officer (1968 to 2013) of Monmouth Real Estate Investment Corporation. As our founder and Chairman, Mr. Landy’s unparalleled experience in real estate investing is the primary reason, among others, why Mr. Landy serves on our Board.	1968

Samuel A. Landy	65	President and Chief Executive Officer (1995 to present), Vice President (1991-1995) and Director. Vice Chairperson of Manufactured Housing Institute’s National Communities Council (2025 to present); Attorney at Law; Director (1989 to 2022) of Monmouth Real Estate Investment Corporation. Mr. Landy’s role as our President and Chief Executive Officer and his extensive experience in real estate investment, operations management and REIT leadership are the primary reasons, among others, why Mr. Landy serves on our Board.	1992

Stuart D. Levy	56	Independent Director. Senior Vice President of Arbor Private Construction Group (2025 to present); Director in the Real Estate Finance Group at Helaba-Landesbank Hessen-Thuringen (2024 to 2025); Vice President in the Real Estate Finance Group at Helaba-Landesbank Hessen-Thuringen (2006 to 2024). Mr. Levy’s extensive real estate background is the primary reason, among others, why Mr. Levy serves on our Board.	2011

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Class I Directors with Terms Expiring in 2028

Director	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Amy L. Butewicz	42	Independent Director. Realtor of Keller Williams Princeton Real Estate (2016 to present); Chair of the Millstone Township Agricultural Advisory Council (2020 to present); Council Member of the Millstone Township Open Space and Farmland Preservation Council (2019 to present); Chair Emeritus of the advisory board of the Rutgers University Equine Science Center (2017 to present). Dr. Butewicz’s extensive background in real estate development and sales as well as her experience working with local municipalities are the primary reasons, among others, why Dr. Butewicz serves on our Board.	2020

Todd J. Clark	48	Independent Director. Dean of Widener University Delaware Law School (2023 to present); Senior Associate Dean of Academic Affairs and a Professor of Law at the St. Thomas University Benjamin L. Crump College of Law (2019-2023). Mr. Clark’s knowledge of corporate justice, contracts and employment law are the primary reasons, among others, why Mr. Clark serves on our Board.	2025

Michael P. Landy	64	Director. Retired with the sale of Monmouth Real Estate Investment Corporation in March 2022. President and Chief Executive Officer (2013 to 2022) of Monmouth Real Estate Investment Corporation; Member of New York University’s REIT Center Board of Advisors (2013 to present), Member of Nareit’s Advisory Board of Governors (2018 to 2022). Mr. Landy’s extensive experience in real estate finance, investment, capital markets and operations management are the primary reasons, among others, why Mr. Landy serves on our Board.	2011

William E. Mitchell	59	Independent Director. General Partner and Co-CIO of Strategy Capital (2025 to present); Director of Aztec Land & Cattle (2025-present); General Partner of Strategy Capital (2019 to 2024). General Partner of Mitchell Portfolio Management (2012 to 2019). Mr. Mitchell’s knowledge of investment analysis, cybersecurity and computer technology are the primary reasons, among others, why Mr. Mitchell serves on our Board.	2019

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Other Named Executive Officers of the Company

Officer	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

Craig Koster	50	Executive Vice President, General Counsel and Secretary (2022 to present), General Counsel and Secretary (2015 to 2022), In-house Counsel (2012 to 2014). Attorney at Law (States of New Jersey and New York - 2001 to present).	N/A

Brett Taft	36	Executive Vice President and Chief Operating Officer (2022 to present); Vice President and Chief Operating Officer (2020-2022), Vice President (2016 to 2019), Vice President-Acquisitions and Property Integration (2013 to 2016). Chairperson (2024 to present), Vice Chairperson (2021 to 2023), Trustee (2017 to present) of CentraState Healthcare Foundation. Trustee of CentraState Healthcare System (2020-present).	N/A

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CORPORATE GOVERNANCE AND BOARD MATTERS

UMH Properties, Inc. was incorporated in 1968. We have a 58-year history of providing quality, affordable housing for our Nation’s workforce while creating value for our shareholders. We believe that good corporate governance and robust sustainability policies are essential elements of the Company’s successful history. The Company’s commitment to maintaining sound sustainability practices is demonstrated in its Sustainability Report as well as its corporate governance guidelines and policies which can be found under the “Sustainability” and “Governance” tabs, respectively, of the Company’s investor website: www.umh.reit.

Substantial Insider Ownership

The aggregate stock ownership of Company directors and executive officers represents approximately 8.33% of the Company’s outstanding shares, as of March 6, 2026, which currently represents the third largest block of shareholders. This substantial ownership clearly aligns management’s interests with those of our shareholders.

Board Leadership Structure and Role in Risk Oversight

Eugene W. Landy is the Chairman of the Board of Directors. Samuel A. Landy, the Company’s President and Chief Executive Officer (“CEO”) and Anna T. Chew, Executive Vice President, Chief Financial Officer and Treasurer (“CFO”), are also members of the Board of Directors. The Company believes that this structure helps ensure critical and independent thinking with respect to the Company’s strategy and performance, while ensuring that management’s insight is directly available to the directors in their deliberations. The Board of Directors has selected an independent Director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive sessions of the independent non-management directors. The Board reviews the structure of the Board and Company leadership regularly as part of the succession planning process. At present, our Board believes that this structure is appropriate and that it facilitates independent oversight of management.

The Board of Directors oversees the Company’s enterprise-wide approach to the major risks facing the Company and oversees the Company’s policies for assessing and managing its exposure to risk. The Board periodically reviews these risks and the Company’s risk management processes. The Board also considers risk in evaluating the Company’s strategy. The Board’s responsibilities include reviewing the Company’s practices with respect to risk assessment and risk management and reviewing contingent liabilities and risks that may be material to the Company. The Audit Committee reviews the Company’s financial and compliance risks and major legislative and regulatory developments which could materially impact the Company. The Audit Committee also oversees a Cybersecurity Subcommittee. The Compensation Committee oversees management’s assessment of whether the Company’s compensation structure, policies and programs create risks that are reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Responsibility Committee (formerly the Nominating and Corporate Governance Committee) oversees management’s assessment of whether our governance structure, policies and programs create risks that may be reasonably likely to have a material adverse effect on the Company. The Nominating and Corporate Responsibility Committee also oversees the Sustainability Subcommittee which was established to assist the Committee with respect to the Company’s sustainability initiatives. In 2024, the Board created a Retirement Plan Committee to oversee the internal management of the Company’s 401(k) Plan (the “UMH 401(k)”).

Board Independence

The Company’s Corporate Governance Guidelines include specific Director Independence Standards that comply with applicable rules of the SEC and the listing standards of the NYSE. The Board requires that at least a majority of its directors satisfy this definition of independence. The Board of Directors has considered business and other relationships, arrangements and other transactions between the Company and each of its directors, including information provided to the Company by the directors. Based upon its review, the Board of Directors has determined that all of its directors, other than Ms. Anna T. Chew and Messrs. Eugene W. Landy, Michael P. Landy and Samuel A. Landy, are independent, consistent with the Corporate Governance Guidelines. The Corporate Governance Guidelines, which incorporate the NYSE Director Independence Standards, are available at the Company’s website located at www.umh.reit and in print upon request.

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Board Diversity

The Company seeks diversity as to the makeup of its Board of Directors in terms of education, skills and experience, gender, race and ethnicity because of the value of bringing varied backgrounds, viewpoints, and perspectives to the boardroom. Three members of our Board of Directors are female and three members are minorities in terms of race. The average age of our directors is 62 years. Our average director tenure is approximately 17.5 years and our average independent director tenure is approximately 9 years. Our directors have expertise in a variety of fields, including real estate, cybersecurity, finance, legal and education.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last year. Each director attended all of the meetings of the Board of Directors and meetings of the Committees on which he or she served. The Company does not have a policy concerning directors’ attendance at the Annual Meeting of Shareholders. Three directors attended the Company’s 2025 Annual Meeting of Shareholders.

The Board of Directors has a standing Audit Committee, of which there is a Cybersecurity Subcommittee, a Compensation Committee, a Nominating and Corporate Responsibility Committee of which there is a Sustainability Subcommittee, and a Retirement Plan Committee. Each of these committees and subcommittees (other than the Retirement Plan Committee) is composed exclusively of independent directors.

The following table shows the composition of the Company’s Board committees:

Name	Age as of Record Date	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Responsibility Committee	Retirement Plan Committee
Amy L. Butewicz (1)(2)	42	2020
Jeffrey A. Carus(2)	63	2011
Anna T. Chew Chief Financial and Accounting Officer	67	1995
Todd J. Clark	48	2025
Matthew I. Hirsch Presiding Director	66	2013
Eugene W. Landy Chairman of the Board	92	1968
Michael P. Landy	64	2011
Samuel A. Landy Chief Executive Officer	65	1992
Stuart D. Levy (1)	56	2011
William E. Mitchell (1)	59	2019
Angela D. Pruitt-Marriott (1)(2)	54	2021
Kenneth K. Quigley, Jr.	68	2016

                Chair                    Member

(1)	Dr. Butewicz, Mr. Levy, Mr. Mitchell (Chairperson) and Ms. Pruitt-Marriott also serve on the Cybersecurity Subcommittee of the Audit Committee.
(2)	Dr. Butewicz, Mr. Carus and Ms. Pruitt-Marriott (Chairperson) also serve on the Sustainability Subcommittee of the Nominating and Corporate Responsibility Committee.

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Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent registered public accounting firm, approving the audit fees, and monitoring the qualifications, independence and performance of the Company’s independent registered public accounting firm. It also oversees the internal audit function, legal and regulatory compliance, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters. In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements. The Audit Committee had four meetings during the year ended December 31, 2025, including an executive session with the independent registered public accounting firm, which management did not attend. The Audit Committee operates under the Audit Committee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

The current members of the Company’s Audit Committee are Jeffrey A. Carus, Matthew I. Hirsch, Stuart D. Levy, and Kenneth K. Quigley, Jr. (Chairperson). The Board has determined that each member of the Audit Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE, is able to read and understand fundamental financial statements, is “financially literate” within the meaning of the rules of the NYSE and is an “audit committee financial expert” within the meaning of the rules of the SEC.

The Cybersecurity Subcommittee (the “Subcommittee”) of the Audit Committee assists the Audit Committee in fulfilling its oversight responsibilities with respect to the Company’s cybersecurity risks. The Subcommittee is comprised of four independent directors: Amy L. Butewicz, Stuart D. Levy and William E. Mitchell (Chairperson) and Angela D. Pruitt-Marriott. The Subcommittee met once during the year ended December 31, 2025. The Subcommittee reviews and provides high level guidance on cybersecurity-related issues of importance to the Company. The Cybersecurity Subcommittee operates under the Cybersecurity Subcommittee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

Compensation Committee

The Compensation Committee’s responsibilities include (1) evaluating the CEO’s and other executive officers’ performance in light of the Company’s goals and objectives and determining the CEO’s and other executive officers’ compensation, which includes base salary and short- and long-term bonuses; and (2) administering the Company’s equity awards. The Compensation Committee had four meetings during the year ended December 31, 2025. The current members of the Compensation Committee are Jeffrey A. Carus, William E. Mitchell (Chairperson), Angela D. Pruitt-Marriott and Kenneth K. Quigley, Jr. The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the NYSE. The Compensation Committee operates under the Compensation Committee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

Nominating and Corporate Responsibility Committee

The Nominating and Corporate Responsibility Committee identifies, considers and recommends candidates to serve as members of the Board of Directors and makes recommendations regarding the structure and composition of the Board of Directors and Committees. The Nominating and Corporate Responsibility Committee also develops and recommends to the Board corporate governance guidelines and, consistent with such guidelines, oversees the evaluation of Board and management. The Nominating and Corporate Responsibility Committee had two meetings during the year ended December 31, 2025. The current members of the Nominating and Corporate Governance Committee are Amy L. Butewicz, Matthew I. Hirsch, Stuart D. Levy (Chairperson) and William E. Mitchell. The Board has determined that each member of the Nominating and Corporate Responsibility Committee is “independent” as defined by the rules of the SEC and the listing standards of the NYSE. The Nominating and Corporate Responsibility Committee operates under its charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

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The principal function of the Nominating and Corporate Responsibility Committee is to review and select candidates for nomination to the Board of Directors. The Nominating and Corporate Responsibility Committee will consider for recommendation as nominees appropriate individuals whose names are submitted in writing by a shareholder and will evaluate them using the same criteria as that used for other candidates. See “Shareholder Communications” below for more information.

The Nominating and Corporate Responsibility Committee has established a process for identifying and evaluating prospective nominees for director. The Nominating and Corporate Responsibility Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chair of the Nominating and Corporate Responsibility Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if the Nominating and Corporate Responsibility Committee deems necessary or appropriate, hiring a search firm. The Nominating and Corporate Responsibility Committee considers diversity of background and personal experience in identifying director candidates. Specifically, the Committee will examine the following minimum attributes and qualifications of candidates:

●	A candidate’s demonstrated integrity and ethics consistent with the Company’s Code of Business Conduct and Ethics;
●	A candidate’s willingness and ability to participate fully in Board activities including active membership and attendance at Board meetings and subject to the independence criteria established by the NYSE listing standards and applicable rules or the SEC, participation on at least one committee of the Board;
●	A candidate’s willingness to represent the best interests of all of the Company’s shareholders and not just a particular constituency;
●	A candidate’s experience in real estate business, finance, accounting rules and practices, law, cybersecurity and public relations;
●	A candidate’s management experience, judgment, skill and experience with business and organizations comparable to the Company;
●	The appropriate size and diversity of the Company’s Board of Directors; and
●	The needs of the Company with respect to particular talents and experience of its director and the interplay of the candidate’s experience with that of other Board members.

An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will be identified and presented to the Nominating and Corporate Responsibility Committee by the Committee Chairman. The Nominating and Corporate Responsibility Committee will then prioritize the candidates and determine if the Nominating and Corporate Responsibility Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contact with the candidate. To the extent feasible, all of the members of the Nominating and Corporate Responsibility Committee, the President and CEO and the Chairman of the Board will interview the prospective candidate(s). Evaluations and recommendations of the interviewers are submitted to the Nominating and Corporate Responsibility Committee for final evaluation. The Nominating and Corporate Responsibility Committee will then meet to consider such recommendations and to select the final candidate(s) to recommend to the Board of Directors as nominees. The Nominating and Corporate Responsibility Committee will evaluate all potential nominees for director, including nominees recommended by a shareholder, on the same basis.

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To date, there are no third parties being compensated for identifying and evaluating candidates.

The Sustainability Subcommittee of the Nominating and Corporate Responsibility Committee was created to assist the Nominating and Corporate Responsibility Committee in fulfilling its oversight responsibilities with respect to the Company’s sustainability initiatives. The Sustainability Subcommittee is comprised of three independent directors: Amy L. Butewicz, Jeffrey A. Carus and Angela D. Pruitt-Marriott (who serves as the Chairperson of the Sustainability Subcommittee). The Sustainability Subcommittee had one meeting during the year ended December 31, 2025. The Sustainability Subcommittee operates under the Sustainability Subcommittee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

Retirement Plan Committee

The Retirement Plan Committee was created in 2024 to (1) oversee the operation of the Internal Management Committee (“Management Committee”) and ensure it is operating according to the terms of the UMH 401(k) Plan documents and in compliance with applicable law and regulations; (2) appoint, remove and replace the investment advisor of the UMH 401(k) Plan, to modify the responsibilities of the investment advisor and to periodically review the performance of the investment advisor; (3) select, remove and replace any administrative service providers to the UMH 401(k) Plan and to review periodically the performance of any such providers; (4) make recommendations to the Board or Management Committee with respect to the UMH 401(k) Plan; (5) adopt amendments to the UMH 401(k) Plan, including those required or designed to maintain the UMH 401(k) Plan’s compliance with applicable laws and regulations; (6) appoint and remove members of the Management Committee including the chairperson; (7) in conjunction with the Company’s General Counsel, review and approval of all required SEC filings for the UMH 401(k) Plan; and (8) conduct an evaluation of the Retirement Plan Committee’s performance and charter at least annually and recommend to the Board such changes to the charter as the Retirement Plan Committee deems appropriate.

The current members of the Retirement Plan Committee are Jeffrey A. Carus, Michael P. Landy (Chairperson) and Angela D. Pruitt-Marriott. The Retirement Plan Committee had three meetings during the year ended December 31, 2025 and operates under the Retirement Plan Committee Charter which can be found under the “Governance” tab of the Company’s investor website: www.umh.reit.

Independent Director Meetings

The Company’s independent directors, as defined under the listing standards of the NYSE, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually and at such additional times as may be deemed appropriate by the Company’s independent directors. The independent directors had one meeting during the year ended December 31, 2025. The Board of Directors has selected an independent director, Matthew I. Hirsch, to serve as Presiding Director, in which capacity Mr. Hirsch presides at executive session(s) of the independent directors.

Shareholder Communications

The Company believes that effective corporate governance should include regular constructive discussions with our shareholders. We have a proactive engagement process that encourages feedback from our shareholders. This feedback helps shape our governance practices. Shareholders and other interested parties who desire to contact the Company’s Board of Directors may do so by writing to: Board of Directors, c/o Secretary, UMH Properties, Inc., 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728. Communications received will be distributed to the Chairperson of the appropriate committee of the Board depending on the facts and circumstances outlined in the communication. Shareholders and other interested parties also may direct communications solely to the Independent Directors of the Company by addressing such communications to the Independent Directors, c/o Secretary, at the address set forth above. In addition, the Board of Directors maintains special procedures for the receipt, retention and treatment of complaints that may be received by the Company regarding accounting, internal accounting controls or auditing matters and for the submission by employees of the Company, on a confidential and anonymous basis, of concerns regarding questionable accounting or auditing matters. Such communications may be made by writing to the Audit Committee of the Board of Directors, c/o Secretary, at the address set forth above. Any such communication marked “Confidential” will be forwarded by the Secretary, unopened, to the Chairperson of the Audit Committee.

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Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines which apply to all directors, officers and employees of the Company. These guidelines are posted under the “Governance” tab of the Company’s investor website: www.umh.reit. Included in the guidelines is the requirement for the Board of Directors to conduct, at least annually, a self-evaluation to determine whether it and its committees are functioning effectively. The Audit Committee also performs annual reviews of its performance and compliance with its charter.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officer and principal financial officer. This code is posted under the “Governance” tab of the Company’s investor website: www.umh.reit. During 2025 and through the date of this proxy, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

Vendor Code of Conduct

The Company has adopted a Vendor Code of Conduct that applies to individuals and firms that provide services to the Company. This code is posted under the “Governance” tab of the Company’s investor website: www.umh.reit. In addition to requiring all vendors to comply with all applicable laws and professional standards, the code sets forth a procedure for reporting misconduct to the Company’s General Counsel.

Insider Trading Policy

The Board has adopted an insider trading policy governing the purchase, sale and other transactions in the Company’s securities by directors, officers and employees and consultants of the Company, their family members and affiliates, and by the Company itself. In addition, the Company’s Code of Business Conduct and Ethics addresses trading Company stock and other securities legally and references the Company’s insider trading policy. The Company believes its insider trading policy and Code of Business Conduct and Ethics are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable NYSE listing standards. The Company’s insider trading policy is filed with the SEC as an exhibit to our Annual Report on Form 10-K and is posted under the “Governance” tab of the Company’s investor relations website: www.umh.reit.

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Equity Grant Practices

All awards are granted under the Company’s shareholder-approved equity plan and stock options are granted at an exercise price at or above the closing market price of the Company’s common stock on the date of the grant. Equity awards, including stock options, are not granted in anticipation of the release of material non-public information (“MNPI”) and the release of MNPI is not timed on the basis of option or other equity grant dates. During 2025, we did not grant equity awards to our executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information. We have not timed the disclosure of MNPI for the purpose of affecting the value of executive compensation for any grants in 2025.

Anti-Hedging Policy

The Company considers it inappropriate for any director, officer or employee to enter into speculative transactions in Company securities. Such transactions, while allowing the holder to own Company securities without the full risks and rewards of ownership, potentially separate the holder’s interests from those of other Company shareholders. Therefore, the Company prohibits the purchase or sale of puts, calls, options or other derivative securities based on the Company’s securities by directors, officers or employees. Our policy also prohibits hedging or monetization transactions, such as forward sale contracts, in which the holder continues to own the underlying Company security without all the risks or rewards of ownership. The Anti-Hedging Policy is posted under the “Governance” tab of the Company’s investor website: www.umh.reit.

As of the date of this Proxy Statement, to the best of the Company’s knowledge, no director, officer or employee has entered into speculative transactions in Company securities.

CEO Stock Ownership Requirement Policy

Our CEO is required by Company policy to own shares of the Company’s common stock having a value equal to at least six times his base salary. The CEO’s stock ownership level is evaluated on an annual basis. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the year, which was $15.91 on December 31, 2025. Shares owned by the CEO include: a) shares owned outright by the CEO or his immediate family members residing in the same household; b) shares held in trust or under a similar arrangement for the economic benefit of the CEO; c) restricted or unrestricted stock issued as part of the CEO’s compensation, whether or not vested; d) shares acquired upon option exercise that the CEO continues to own; and e) shares held for the CEO’s account in a 401(k) or other retirement plan.

If the CEO meets the ownership requirement at the time of the annual review, he will be in compliance with these requirements until the next annual review. Changes in the Company’s stock price or changes to base salary will not affect compliance status for the remainder of that year. The Nominating and Corporate Responsibility Committee has authority to administer and interpret these requirements.

As of December 31, 2025, the Company’s CEO, Mr. Samuel A. Landy, owned shares of the Company’s common stock valued at approximately 21 times his base salary, which is over triple the Company’s ownership requirement.

NEO Stock Ownership Guidelines

The Company recommends that each of our Named Executive Officers identified below in the Compensation Discussion and Analysis (each an “NEO”), other than the CEO, own shares of the Company’s common stock having a value equal to at least two times the NEO’s annual base salary. As stated in the foregoing section, the CEO, in accordance with a separate policy on CEO Stock Ownership Requirements, is required to own shares of the Company’s common stock having a value equal to at least six times his base salary. These NEO Stock Ownership Guidelines are intended to be a guide; the Company recognizes that each NEO has different personal financial circumstances. Therefore, each NEO is advised to own shares of the Company’s common stock in an amount commensurate with each NEO’s circumstances. Each NEO’s stock ownership level is evaluated by or at the direction of the Company’s Executive Vice President, Chief Financial Officer and Treasurer in connection with the preparation of the Company’s Annual Report on Form 10-K or the Company’s proxy statement each year. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s NEO Stock Ownership Guidelines includes: a) shares owned outright by the NEO or his or her immediate family members residing in the same household; b) shares held in trust or under a similar arrangement for the economic benefit of the NEO; c) restricted or unrestricted stock issued as part of an NEO’s compensation, whether or not vested; d) shares acquired upon option exercise that the NEO continues to own; and e) shares that are held for the NEO under a 401(k) or other retirement plan. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and include them as part of its annual review of each NEO. As of December 31, 2025, all NEOs met or exceeded the ownership guidelines.

Director Stock Ownership Guidelines

The Company recommends that each non-employee serving as a director on the Board of Directors own shares of the Company’s common stock having a value equal to at least three times the director’s annual cash retainer from the Company. Directors have five years from the commencement of their initial term to achieve this ownership level. The value of stock holdings is calculated based on the closing price of a share of common stock of the Company on the last trading day of the Company’s fiscal year ending prior to the annual review. Stock that counts towards satisfaction of the Company’s Director Stock Ownership Guidelines includes: a) shares owned outright by the director or his or her immediate family members residing in the same household; b) shares held in trust or under a similar arrangement for the economic benefit of the director; c) restricted or unrestricted stock issued as part of a director’s compensation, whether or not vested; and d) shares acquired upon option exercise that the participant continues to own. The Nominating and Corporate Governance Committee has authority to administer and interpret these guidelines and include them as part of its annual review of directors. As of December 31, 2025, eight out of the nine non-employee directors met or exceeded the ownership guidelines.

Clawback Policy

The Board has adopted a clawback policy that provides for the recovery of short-term and long-term incentive compensation received by current and former executive officers and certain other employees in the event of a financial restatement due to material non-compliance with any financial reporting requirement under applicable securities law or to correct a material error. This policy has a three-year lookback period and applies even if there was no misconduct or failure of oversight on the part of an individual executive officer or employee subject to the policy. The Board of the Company shall not have any discretion as to whether to pursue recovery of incentive compensation paid to its employees, except if (i) the Board determines, after reasonable and documented attempts by the Company to recover, that the cost to enforce the Policy in any particular instance would exceed the amount to be recovered, or (ii) recovery would likely cause an otherwise tax-qualified retirement plan to fail to be so qualified.

Human Rights Policy

The Board has adopted a Human Rights Policy to address its responsibility across all business levels, subsidiaries and joint ventures to respect human rights and labor standards, both within the Company and across its value and supply chains. This policy addresses, among other things, non-discrimination, payment of fair compensation, promoting employee health and safety, preventing harassment, providing employees with the support needed to perform their jobs in a responsible manner, and ensuring that the Company’s offices and facilities are accessible for persons with disabilities.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s Common Shares as of March 6, 2026, by:

●	each person known by the Company to beneficially own more than five percent of the Company’s outstanding Common Shares;

●	each of the Company’s directors;

●	each of the Company’s five NEOs; and

●	all of the Company’s Executive Officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power over the Common Shares indicated and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728.

In determining the number and percentage of Common Shares beneficially owned by each person, Common Shares that may be acquired by that person under options exercisable within 60 days of March 6, 2026, are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding Common Shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percentage of Shares Outstanding (2)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,128,983	(3)	9.56%

BlackRock, Inc. 50 Hudson Yards New York, NY 10001	8,030,917	(4)	9.45%

T. Rowe Price Investment Management, Inc. 1307 Point St. Baltimore, MD 21231	4,386,288	(5)	5.16%

Amy L. Butewicz	24,804	(6)	*

Jeffrey A. Carus	43,435	(7)	*

Anna T. Chew	1,286,946	(8)	1.51%

Todd Clark	3,082	(9)	*

Matthew I. Hirsch	74,914	(10)	*

Craig Koster	335,202	(11)	*

Eugene W. Landy	1,925,601	(12)	2.25%

Michael P. Landy	439,982	(13)	*

Samuel A. Landy	1,225,108	(14)	1.44%

Stuart D. Levy	37,157	(15)	*

William E. Mitchell	40,752	(16)	*

Angela D. Pruitt-Marriott	23,088	(17)	*

Kenneth K. Quigley, Jr.	48,886	(18)	*

Brett Taft	385,137	(19)	*

UMH 401(k) Plan	715,061	(20)	*

Directors and Executive Officers as a group	7,256,724		8.33%

*Less than 1%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Common Shares listed. Except as indicated in the footnotes to this table, none of the Common Shares have been pledged as collateral.

(2)	In accordance with SEC regulations, the percentage calculations are based on the number of Common Shares outstanding on March 6, 2026, which was 85,026,121 Common Shares, plus shares that may be issued within 60 days of March 6, 2026, upon exercise of stock options.

(3)	Based on Schedule 13F as of December 31, 2025, filed by The Vanguard Group (“Vanguard”), Vanguard beneficially owned 8,128,983 Common Shares. This filing with the SEC by Vanguard indicated that Vanguard had shared voting power for 625,285 Common Shares. Vanguard subsequently reported on a Schedule 13G/A filed on March 27, 2026, that due to an internal realignment Vanguard no longer has, or is deemed to have, beneficial ownership over Company securities beneficially owned by certain of Vanguard’s subsidiaries or business divisions of such subsidiaries. Vanguard also disclosed that, as a result of such internal realignment, such Vanguard subsidiaries or business divisions of such subsidiaries that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard.

(4)	Based on Schedule 13F as of December 31, 2025, filed by BlackRock, Inc. (“Blackrock”), Blackrock owns 8,030,917 Common Shares. This filing with the SEC by BlackRock, Inc. indicates that BlackRock has sole voting power for 7,758,058 Common Shares.

(5)	Based on Schedule 13G as of December 31, 2025, filed by T. Rowe Price Investment Management, Inc. (“T. Rowe Price”), T. Rowe Price owns 4,386,288 Common Shares. This filing with the SEC by T. Rowe Price indicates that T. Rowe Price has sole voting power for 4,386,288 Common Shares and sole dispositive power for 4,386,288 Common Shares.

(6)	Includes 10,400 Common Shares issuable upon exercise of stock options. Excludes 34,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 6/16/26; 2,200 Common Shares on 1/10/27; 2,400 Common Shares on 1/21/27; 2,000 Common Shares on 3/21/27; 2,400 Common Shares on 6/16/27; 2,200 Common Shares on 1/10/28; 2,400 Common Shares on 1/21/28; 2,000 Common Shares on 3/21/28; 2,400 Common Shares on 6/16/28; 2,200 Common Shares on 1/10/29; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 6/16/29; 2,400 Common Shares on 1/21/30; 2,400 Common Shares on 6/16/30; and 2,400 Common Shares on 1/21/31.

(7)	Includes (a) 1,350 Common Shares in custodial accounts for Mr. Carus’ minor children under the NJ Uniform Transfers to Minors Act which he disclaims any beneficial interest but has power to vote; and (b) 10,400 Common Shares issuable upon exercise of stock options. Excludes 34,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 6/16/26; 2,200 Common Shares on 1/10/27; 2,400 Common Shares on 1/21/27; 2,000 Common Shares on 3/21/27; 2,400 Common Shares on 6/16/27; 2,200 Common Shares on 1/10/28; 2,400 Common Shares on 1/21/28; 2,000 Common Shares on 3/21/28; 2,400 Common Shares on 6/16/28; 2,200 Common Shares on 1/10/29; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 6/16/29; 2,400 Common Shares on 1/21/30; 2,400 Common Shares on 6/16/30; and 2,400 Common Shares on 1/21/31. In addition to the Common Shares reported, Mr. Carus also holds 500 of the Preferred D Shares.

24

(8)	Includes (a) 935,685 Common Shares owned jointly with Ms. Chew’s husband or children; (b) 266,200 Common Shares issuable upon exercise of stock options; and (c) 85,061 Common Shares of unvested restricted stock. Excludes 127,800 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 6/16/26; 10,000 Common Shares on 7/14/26; 15,000 Common Shares on 3/21/27; 10,000 Common Shares on 3/26/27; 7,800 Common Shares on 3/28/27; 10,000 Common Shares on 6/16/27; 15,000 Common Shares on 3/21/28; 10,000 Common Shares on 3/26/28; 10,000 Common Shares on 6/16/28; 10,000 Common Shares on 3/26/29; 10,000 Common Shares on 6/16/29; and 10,000 Common Shares on 6/16/30. Excludes 54,809 Common Shares held in the UMH 401(k) Plan. Ms. Chew is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. She, however, disclaims beneficial ownership of all of the Shares held by the UMH 401(k) Plan, except for the 54,809 Common Shares held by the UMH 401(k) Plan for her benefit. See Note 20 below for information regarding Common Shares held by the UMH 401(k) Plan.

(9)	Excludes 12,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 1/21/27; 2,400 Common Shares on 1/21/28; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 1/21/30; and 2,400 Common Shares on 1/21/31.

(10)	Includes (a) 58,911 Common Shares owned jointly with Mr. Hirsch’s wife; (b) 5,603 Common Shares owned by Mr. Hirsch’s wife; and (c) 10,400 Common Shares issuable upon exercise of stock options. Excludes 34,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 6/16/26; 2,200 Common Shares on 1/10/27; 2,400 Common Shares on 1/21/27; 2,000 Common Shares on 3/21/27; 2,400 Common Shares on 6/16/27; 2,200 Common Shares on 1/10/28; 2,400 Common Shares on 1/21/28; 2,000 Common Shares on 3/21/28; 2,400 Common Shares on 6/16/28; 2,200 Common Shares on 1/10/29; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 6/16/29; 2,400 Common Shares on 1/21/30; 2,400 Common Shares on 6/16/30; and 2,400 Common Shares on 1/21/31.

(11)	Includes (a) 100,003 Common Shares owned jointly with Mr. Koster’s wife; (b) 226,200 Common Shares issuable upon exercise of stock options; and (c) 8,999 Common Shares of unvested restricted stock. In addition to the Common Shares reported, Mr. Koster also holds 337 of the Preferred D Shares. Excludes 127,800 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 6/16/26; 10,000 Common Shares on 7/14/26; 15,000 Common Shares on 3/21/27; 10,000 Common Shares on 3/26/27; 7,800 Common Shares on 3/28/27; 10,000 Common Shares on 6/16/27; 15,000 Common Shares on 3/21/28; 10,000 Common Shares on 3/26/28; 10,000 Common Shares on 6/16/28; 10,000 Common Shares on 3/26/29; 10,000 Common Shares on 6/16/29; and 10,000 Common Shares on 6/16/30. Excludes 10,370 Common Shares held in the UMH 401(k) Plan. See Note 20 below for information regarding Common Shares held by the UMH 401(k) Plan.

(12)	Includes (a) 112,849 Common Shares held in the Sheltered Family Trust of which Mr. Landy is a Trustee with power to vote; (b) 154,380 Common Shares held in the Eugene W. Landy and Gloria Landy Family Foundation, a charitable trust for which Mr. Landy has power to vote; (c) 33,561 Common Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a Trustee with power to vote; (d) 42,913 Common Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote; (e) 625,000 Common Shares issuable upon exercise of stock options; (f) 619,342 Common Shares pledged in a margin account; and (g) 227,559 Common Shares pledged as security for loans. Excludes 250,000 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 20,000 Common Shares on 6/16/26; 20,000 Common Shares on 7/14/26; 20,000 Common Shares on 9/9/26; 15,000 Common Shares on 3/21/27; 20,000 Common Shares on 3/26/27; 20,000 Common Shares on 6/16/27; 20,000 Common Shares on 9/9/27; 15,000 Common Shares on 3/21/28; 20,000 Common Shares on 3/26/28; 20,000 Common Shares on 6/16/28; 20,000 Common Shares on 3/26/29; 20,000 Common Shares on 6/16/29; and 20,000 Common Shares on 6/16/30.

(13)	Includes (a) 18,310 Common Shares in custodial account for Mr. Landy’s child under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote; (b) 48,000 Common Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; and (c) 10,400 Common Shares issuable upon exercise of stock options. Excludes 34,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 6/16/26; 2,200 Common Shares on 1/10/27; 2,400 Common Shares on 1/21/27; 2,000 Common Shares on 3/21/27; 2,400 Common Shares on 6/16/27; 2,200 Common Shares on 1/10/28; 2,400 Common Shares on 1/21/28; 2,000 Common Shares on 3/21/28; 2,400 Common Shares on 6/16/28; 2,200 Common Shares on 1/10/29; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 6/16/29; 2,400 Common Shares on 1/21/30; 2,400 Common Shares on 6/16/30; and 2,400 Common Shares on 1/21/31.

(14)	Includes (a) 12,127 Common Shares owned by Mr. Samuel Landy’s wife; (b) 41,359 Common Shares owned with Mr. Samuel Landy’s wife; (c) 50,799 Common Shares held in the Landy 2022 Family Trust; (d) 48,000 Common Shares in the EWL Grandchildren Fund LLC of which Mr. Landy is a co-manager; (e) 167,700 Common Shares issuable upon exercise of stock options; (f) 166,934 Common Shares pledged in a margin account; (g) 656,478 Common Shares pledged as security for loans; and (h) 107,040 Common Shares of unvested restricted stock. Excludes 11,800 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 5,900 Common Shares on 3/21/27; and 5,900 Common Shares on 3/21/28. Also, excludes 97,226 Common Shares held in the UMH 401(k) Plan. Mr. Landy is a co-trustee of the UMH 401(k) Plan and has shared voting power over the Common Shares held by the UMH 401(k) Plan. He, however, disclaims beneficial ownership of all of the Common Shares held by the UMH 401(k) Plan, except for the 97,226 Common Shares held by the UMH 401(k) Plan for his benefit. See Note 20 below for information regarding Common Shares held by the UMH 401(k) Plan.

(15)	Includes 10,400 Common Shares issuable upon exercise of stock options. Excludes 34,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 6/16/26; 2,200 Common Shares on 1/10/27; 2,400 Common Shares on 1/21/27; 2,000 Common Shares on 3/21/27; 2,400 Common Shares on 6/16/27; 2,200 Common Shares on 1/10/28; 2,400 Common Shares on 1/21/28; 2,000 Common Shares on 3/21/28; 2,400 Common Shares on 6/16/28; 2,200 Common Shares on 1/10/29; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 6/16/29; 2,400 Common Shares on 1/21/30; 2,400 Common Shares on 6/16/30; and 2,400 Common Shares on 1/21/31.

(16)	Includes 10,400 Common Shares issuable upon exercise of stock options. Excludes 34,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 6/16/26; 2,200 Common Shares on 1/10/27; 2,400 Common Shares on 1/21/27; 2,000 Common Shares on 3/21/27; 2,400 Common Shares on 6/16/27; 2,200 Common Shares on 1/10/28; 2,400 Common Shares on 1/21/28; 2,000 Common Shares on 3/21/28; 2,400 Common Shares on 6/16/28; 2,200 Common Shares on 1/10/29; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 6/16/29; 2,400 Common Shares on 1/21/30; 2,400 Common Shares on 6/16/30; and 2,400 Common Shares on 1/21/31.

(17)	Includes 10,400 Common Shares issuable upon exercise of stock options. Excludes 34,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 6/16/26; 2,200 Common Shares on 1/10/27; 2,400 Common Shares on 1/21/27; 2,000 Common Shares on 3/21/27; 2,400 Common Shares on 6/16/27; 2,200 Common Shares on 1/10/28; 2,400 Common Shares on 1/21/28; 2,000 Common Shares on 3/21/28; 2,400 Common Shares on 6/16/28; 2,200 Common Shares on 1/10/29; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 6/16/29; 2,400 Common Shares on 1/21/30; 2,400 Common Shares on 6/16/30; and 2,400 Common Shares on 1/21/31.

(18)	Includes 10,400 Common Shares issuable upon exercise of stock options. Excludes 34,600 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 2,400 Common Shares on 6/16/26; 2,200 Common Shares on 1/10/27; 2,400 Common Shares on 1/21/27; 2,000 Common Shares on 3/21/27; 2,400 Common Shares on 6/16/27; 2,200 Common Shares on 1/10/28; 2,400 Common Shares on 1/21/28; 2,000 Common Shares on 3/21/28; 2,400 Common Shares on 6/16/28; 2,200 Common Shares on 1/10/29; 2,400 Common Shares on 1/21/29; 2,400 Common Shares on 6/16/29; 2,400 Common Shares on 1/21/30; 2,400 Common Shares on 6/16/30; and 2,400 Common Shares on 1/21/31.

(19)	Includes (a) 266,200 Common Shares issuable upon exercise of stock options, and (b) 9,745 Common Shares of unvested restricted stock. Excludes 127,800 Common Shares issuable upon the exercise of a stock option, which stock option is exercisable as per following schedule: 10,000 Common Shares on 6/16/26; 10,000 Common Shares on 7/14/26; 15,000 Common Shares on 3/21/27; 10,000 Common Shares on 3/26/27; 7,800 Common Shares on 3/28/27; 10,000 Common Shares on 6/16/27; 15,000 Common Shares on 3/21/28; 10,000 Common Shares on 3/26/28; 10,000 Common Shares on 6/16/28; 10,000 Common Shares on 3/26/29; 10,000 Common Shares on 6/16/29; and 10,000 Common Shares on 6/16/30. Excludes 9,202 Common Shares held in the UMH 401(k) Plan. See Note 20 below for information regarding Common Shares held by the UMH 401(k) Plan.

(20)	Includes 715,061 Common Shares held by the UMH 401(k) Plan. Ms. Anna T. Chew and Mr. Samuel A. Landy share voting power over the Common Shares held by the UMH 401(k) Plan.

25

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Overview

At the Annual Meeting, the Company’s common shareholders will be asked to consider and vote on a proposal to ratify the appointment of PKF O’Connor Davies, LLP (“PKF”) as the Company’s independent registered public accounting firm for the year ending December 31, 2026. The Company’s charter and bylaws do not require that its shareholders ratify the appointment of PKF as the Company’s independent registered public accounting firm. The Company is asking its common shareholders to ratify this appointment as a matter of good corporate practice. If the Company’s common shareholders do not ratify the appointment of PKF, the Company’s Audit Committee will reconsider whether to retain PKF as the Company’s independent registered public accounting firm, but may determine to retain PKF. Even if the appointment of PKF is ratified by the Company’s common shareholders, the Audit Committee may change the appointment at any time during the year if it determines that a change would be in the best interests of the Company. PKF has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity. There have been no disagreements between the Company and PKF relating to accounting procedures, financial statement disclosures or related items. The Company expects a representative of PKF to be present at the Annual Meeting to make a statement if he or she desires to do so and to respond to appropriate questions.

Fee Disclosure

PKF served as the Company’s independent registered public accounting firm for the years ended December 31, 2025 and 2024. The following are fees billed by and accrued to PKF in connection with services rendered for the years ended December 31, 2025 and 2024:

	Year Ended December 31, 2025	Year Ended December 31, 2024

Audit Fees	$410,000	$400,000
Audit-Related Fees	85,894	60,015
Tax Fees	97,101	96,800
All Other Fees	-0-	-0-
Total Fees	$592,995	$556,815

Audit fees include professional services rendered for the audit of the Company’s annual financial statements, management’s assessment of internal controls, and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.

Audit-related fees include services that are normally provided by the Company’s independent auditors in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities. Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

All other fees include fees for all other services provided by PKF, other than the services reported above as Audit Fees, Audit-Related Fees or Tax Fees.

All of the services performed by PKF for the Company during 2025, including audit fees, audit-related fees, tax fees and all other fees described above, were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee Pre-Approval Policy, and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Audit Committee, and all have been so pre-approved. The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining PKF’s independence.

Vote Required:

Approval of the ratification of the appointment of PKF O’Connor Davies, LLP as our independent registered public accounting firm for the year ending December 31, 2026, requires the affirmative vote of a majority of the votes cast on the proposal.

Board Recommendation:

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU
VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF PKF
O’CONNOR DAVIES, LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026

26

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors of UMH operates under a written charter which was most recently amended in January 2020. The amended charter is available on the Company’s website at www.umh.reit.

The Audit Committee consists of four “independent” Directors, as defined by the listing standards of the NYSE. The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions. Management is responsible for our financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviews and discusses with management and with the Company’s registered public accounting firm the audited financial statements.

We have reviewed and discussed with management and with the Company’s registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2025.

We have discussed with the independent registered public accounting firm the matters required to be discussed by standards of the Public Company Accounting Oversight Board (“PCAOB”), rules of the SEC and other applicable regulations.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence”, and we have discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee:

Jeffrey A. Carus

Matthew I. Hirsch

Stuart D. Levy

Kenneth K. Quigley, Jr. (Chairman)

27

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Overview

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (as set forth in Section 14A of the Securities Exchange Act of 1934, as amended), we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that was paid to our NEOs in 2025 as described in the “Compensation Discussion and Analysis” set forth in this proxy statement, including the compensation tables and the narrative disclosures that accompany those tables.

At the annual meeting of shareholders held on May 28, 2025, the Company’s shareholders approved by their advisory vote the compensation of the NEOs. At the annual meeting of shareholders held on May 31, 2023, the shareholders expressed a preference that advisory votes on executive compensation occur every year, which was consistent with the recommendation of the Board. Consistent with shareholder preference, a shareholder advisory vote on executive compensation will be held at the 2026 annual meeting of shareholders. The results of this advisory vote are not binding on the Compensation Committee, the Company or our Board of Directors. Nevertheless, the Board of Directors values input from our shareholders and will consider carefully the results of this vote when making future decisions concerning executive compensation.

Our executive compensation program is designed to attract and retain talented individuals who possess the skills and expertise necessary to lead the Company. The following table highlights important aspects of our executive compensation program, which promotes good corporate governance and serves the interests of our shareholders:

Executive Compensation Highlights

Cash bonus program and equity compensation for CEO, CFO and other NEOs are tied to objective short-term and long-term performance goals recommended by an independent compensation consultant and approved by our Compensation Committee.

Total executive compensation for our CEO is below the median and average total executive compensation of the CEOs for the Comparable REITs (as subsequently defined) disclosed in their proxy summary compensation tables and of CEOs for REITs in the residential property sector and with similar total capitalizations and number of employees based upon the 2025 Nareit Compensation Survey (the “Survey”). Further, total executive compensation for our CEO is below the 25th percentile of CEOs for REITs in the residential property sector and with similar numbers of full-time employees, based upon the Survey.

Robust stock ownership and anti-hedging policies:

●	CEO requirement: 6x base salary
●	Director guidelines: 3x annual cash fee
●	Non-CEO NEOs guidelines: 2x base salary
●	Directors, officers and employees are prohibited from the purchase or sale of puts, calls, options or other derivative securities, and from hedging or monetization transactions, such as forward sale contracts, in which the shareholder continues to own the underlying Company security without all the risks or rewards of ownership.

Average director compensation is near the average and median director compensation of the Comparable REITs.

The Company has a Compensation Clawback Policy in place that provides for the recovery of short-term and long-term incentive compensation received by its executive officers and certain other employees in the event of a financial restatement due to material non-compliance with any financial reporting requirement under applicable securities law or to correct a material error.

No excessive perquisites or other benefits.

Our Equity Incentive Plan does not provide for excessive share recycling, an evergreen share reserve, excise tax gross-ups, stock option repricing, cash buyouts or reload options. All stock option and restricted stock awards to employees must be subject to a minimum vesting period of at least one year from grant date, except with respect to up to 5% of shares reserved for issuance. Our general practice has been for awards to vest over a 5-year period, 20% per year, to encourage employee retention and align employees’ interests with those of our shareholders.

No single-trigger acceleration provisions contained in executive employment agreements. Subsequent to a change-in-control event, a qualifying termination (by the Company without cause, due to executive’s death or disability or by the executive for good reason) must occur prior to receiving any severance payment.

We ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of our NEOs for the year ended December 31, 2025, as set forth in the Company’s Proxy Statement for its 2026 Annual Meeting of Shareholders.”

Vote Required:

The affirmative vote of a majority of the votes cast at the Annual Meeting, in person or by proxy, assuming a quorum is present, is required to approve the advisory resolution approving the compensation of our NEOs.

Board Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT

28

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has been appointed to implement the Board’s responsibilities relating to the compensation of the Company’s executive officers. The Committee has the overall responsibility for approving and evaluating the executive officer compensation plans, policies and programs of the Company. The Committee’s primary objectives include serving as an independent and objective party to review, design, implement and monitor such compensation plans, policies and programs.

For 2025, our NEOs consisted of the following five individuals: Eugene W. Landy, our Founder and Chairman of the Board, Samuel Landy, our President and Chief Executive Officer, Anna Chew, our Executive Vice President, Chief Financial Officer and Treasurer, Craig Koster, our Executive Vice President, General Counsel and Secretary, and Brett Taft, our Executive Vice President and Chief Operating Officer.

Engagement of Compensation Consultant

The Compensation Committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our compensation programs and related policies. The Compensation Committee has sole authority to hire, terminate and set the terms of any future engagement of any compensation consultant.

In 2025, the Company retained a compensation consultant, Korn Ferry (“KF”), to review the compensation practices for the Company’s executive officers, to provide guidance as to director compensation, to analyze the Company’s peer group and to consult with the Committee with respect to the amount of compensation for our executive officers. The Committee determined that the amount of compensation that KF was paid for their services was reasonable and customary.

Peer Group

In order to help our shareholders fairly evaluate our executive compensation in light of our relative economic performance, we have selected a peer group of REITs with whom we compete for executive employees, based upon a number of quantitative and qualitative factors including, but not limited to, total market capitalization, industry, enterprise value and total shareholder return history. We have also taken into consideration the peer decisions made by other companies. This peer group has also been approved by our Compensation Committee on the recommendation of our compensation consultant, KF.

The peer group of comparable REITs (“Comparable REITs”) is as follows:

Symbol	Company Name	Industry

AAT	American Assets Trust, Inc.	Office, Retail and Multifamily
AHH	Armada Hoffler Properties, Inc.	Multifamily and Office
BNL	Broadstone Net Lease, Inc.	Diversified REIT
CHCT	Community Healthcare Trust Inc.	Healthcare
CIO[1]	City Office REIT Inc.	Office
CSR	Centerspace	Multifamily
CTRE	CareTrust REIT Inc.	Multifamily and Healthcare
ELME[2]	Elme Communities	Multifamily
EPRT	Essential Properties Realty Trust, Inc.	Diversified REIT
IRT	Independence Realty Trust Inc.	Multifamily
LTC	LTC Properties, Inc.	Healthcare
NHI	National Health Investors, Inc.	Healthcare
TRNO	Terreno Realty Corporation	Industrial

(1)	City Office REIT Inc. shareholders approved a merger agreement to be acquired by MCME Carell on October 16, 2025. The acquisition was completed on January 9, 2026.
(2)	Elme Communities shareholders approved the Company’s Voluntary Plan of Sale and Liquidation on October 30, 2025.

29

Pay for Performance: Total Shareholder Return

From 1968 through 2025, the Company has delivered consistent and reliably strong returns for its shareholders. The Company has been the best performing publicly traded manufactured housing REIT and one of the top performing publicly traded REITs, based upon total shareholder return, for the past 3-, 5- and 10-year periods.1 Over the past five years, the Company has generated total returns to its shareholders of approximately 35.5% (approximately 7% per annum) which is greater than the 28% return of the Comparable REITs and comparable to the 37.5% return of the MSCI REIT index (RMS) over that same period.2, 3

1 Source: KeyBanc “The Leaderboard” publication dated December 31, 2025.

2 Source: S&P Global Market Intelligence.

3 REIT index represents RMS, which is a total return variant of the MSCI U.S. REIT Index (RMZ), and is a free float-adjusted market capitalization weighted index that is comprised of equity REITs and calculated with dividends reinvested on a daily basis.

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Over the same five-year period, and as depicted in the following graphs, the Company has grown its Community Net Operating Income by 64%, total revenue by 58% and increased its total market capitalization by 54%.

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The following graph demonstrates our strong total return performance over the 10-year period, as of December 31, 2025, compared to the total return performance of the Comparable REITs and MSCI US REIT Index (RMS). Total Return Performance reflects stock price appreciation and dividend reinvestment.

Source: S&P Global Market Intelligence

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Lesser Pay for Greater Performance

While the Company has outperformed its peers and rewarded its shareholders with its substantial total returns, our CEO’s total compensation in 2025 was below the median and average total executive compensation of the CEOs for the Comparable REITs, disclosed in their proxy summary compensation tables, and of CEOs for REITs in the residential property sector and with similar total capitalizations and number of employees based upon the Survey. Further, total executive compensation for our CEO was below the 25th percentile of CEOs for REITs in the residential property sector and with similar numbers of full-time employees, based upon the Survey. The Company has consistently outperformed the Comparable REITs and RMS index over the past 10-year period with total returns of approximately 160%. It has also performed similarly to the Comparable REITs and the RMS Index over the past 5-year period. While it has slightly underperformed over the past 1- and 3-year periods, in 2025 the Company raised significant amounts of capital, including an $80.2 million bond offering in Israel and refinancing of 17 communities with Fannie Mae for total proceeds of approximately $193 million. The Company also acquired five communities with an average occupancy of 70%. As we put the capital to use and integrate these acquisitions and execute on our business plan, we believe our earnings and, accordingly, the Company’s performance will improve.

The Compensation Committee regularly reviews all elements of the compensation paid to our NEOs. The Committee believes that the Company’s present compensation programs, as presented in the Compensation Discussion and Analysis section and the accompanying tables and related narrative disclosure in this Proxy Statement, promote in the best manner possible, our business objectives while aligning the interests of the NEOs with our shareholders to ensure continued positive financial results. Our results support this conclusion. By adhering to a business plan that has emphasized manufactured home communities, coupled with a strong balance sheet, the Company has continued to grow and deliver positive results to its shareholders. The Company is proud of its long-term record of dividends and profitability. The compensation programs for our named executives are a key ingredient in motivating these executives to continue to deliver such results.

Compensation Philosophy and Objectives

The Committee believes that a well-designed compensation program should align the goals of the NEOs with the goals of the shareholders, and that a significant part of each executive’s compensation, over the long term, should be dependent upon the value created for shareholders. In addition, all executives should be held accountable through their compensation for the performance of the Company, and compensation levels should also reflect the executive’s individual performance to encourage increased individual contributions to the Company’s performance. The compensation philosophy, as reflected in the Company’s employment agreements with its executives and the overall compensation program, is designed to motivate executives to focus on operating results and create long-term shareholder value by:

●	establishing a plan that attracts, retains and motivates executives through compensation that is competitive with a peer group of other publicly traded REITs;

●	rewarding executives for individual accomplishments and achievements;

●	linking a portion of executives’ compensation to the achievement of the Company’s business plan by using measurements of the Company’s operating results and shareholder return; and

●	building a pay-for-performance system that encourages and rewards successful initiatives within a team environment.

The salaries and bonuses provided for in the Company’s executive employment agreements are consistent with the Committee’s philosophy and objectives.

The Committee believes that each of the above factors is important when determining compensation levels for NEOs. The Committee reviews and approves the employment contracts for the NEOs and reviews and approves the performance goals and objectives applicable to their performance-based compensation. The Committee annually evaluates the performance of the NEOs in light of those goals and objectives. The Committee considers the Company’s performance, relative stockholder return, the total compensation provided to comparable officers at similarly situated companies, including the Comparable REITs (defined above), and compensation given to NEOs in prior years.

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In addition to obtaining advice from a compensation consultant, the Committee uses the annual Compensation Survey published by Nareit (the “Survey”) as a guide to setting compensation levels. Participant company data is not presented in a manner that specifically identifies any named individual or company. The Survey details compensation by position type and company size with statistical salary and bonus information for each position. The sub-sets presented in the Survey used by the Committee for comparison are the residential property sector, entities with less than $1.5 billion in equity market capitalization and entities with more than 300 but less than 750 full-time employees. The Company’s salaries, bonus amounts and long-term compensation awards are compared to the ranges presented for reasonableness. The Committee believes executive compensation packages provided by the Company to its executive officers should include base salaries, annual bonuses and long-term compensation awards that reward corporate and individual performance, as well as provide incentives to executives to meet or exceed established goals. As a result, an important portion of the Company’s compensation program is comprised of bonuses and equity awards as determined by the Committee based upon Company performance metrics.

Role of Executive Officers in Compensation Decisions

The Committee makes all final compensation decisions for the Company’s NEOs.

Role of Grants of Stock Options and Restricted Stock in Compensation Analysis

The Committee views the grant of stock options and restricted stock awards as a form of long-term compensation. The Committee believes that such grants promote the Company’s goal of retaining key employees and align the key employee’s interests with those of the Company’s shareholders from a long-term perspective. The number of stock options or shares of restricted stock granted to each eligible employee is determined by consideration of various factors including, but not limited to, the eligible employee’s contributions to the Company, title, responsibilities and years of service. The Committee takes outstanding awards of stock options and restricted stock into account in making its compensation determinations.

Role of Employment Agreements in Determining Executive Compensation

Each NEO is party to an employment agreement with the Company. These agreements provide for base salaries, bonuses and customary fringe benefits. The employment agreements also provide for certain severance benefits if the NEO’s employment is terminated by the Company other than for cause, by the employee for good reason or due to the employee’s death or disability. Such severance benefits are designed to alleviate the financial impact of a termination of employment, with the intent of providing for a stable work environment. Other key elements of the Company’s compensation program for the NEOs are stock options, restricted stock awards and other benefits. Each of these is addressed separately below. In determining initial compensation, the Committee considers all elements of a NEO’s total compensation package in comparison to current market practices and other benefits. In reviewing and setting compensation for the NEOs, the Committee takes the terms of the employment agreements into consideration.

Shareholder Advisory Vote

The Committee believes that one way to determine if the Company’s compensation program reflects the interests of shareholders is through their nonbinding vote. At the Annual Meeting of Shareholders held on May 28, 2025, over 93% of votes cast (excluding broker non-votes) were voted in favor of our Say-On-Pay proposal, which we believe affirms our shareholders’ support of our approach to our executive compensation program.

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Base Salaries

Base salaries are paid for ongoing performance throughout the year. In order to compete for and retain talented executives who are critical to the Company’s long-term success, the Committee has determined that the base salaries of the NEOs should approximate those of the executives of other equity REITs that compete with the Company for employees, investors and business, while also taking into account each NEOs’ performance and tenure and the Company’s performance relative to its peer companies within the REIT industry using the Survey described above.

Bonuses

Short-Term Incentive Program (“STIP”)

Each NEO, excluding Eugene W. Landy, is entitled to earn an annual cash bonus. For 2025 our eligible NEOs’ threshold, target, and maximum bonus amounts (shown as a percentage of base salary) were as follows:

NEO	Threshold	Target	Max
Eugene W. Landy	0%	0%	0%
Samuel A. Landy	50%	100%	150%
Anna T. Chew	50%	100%	150%
Craig Koster	30%	60%	90%
Brett Taft	30%	60%	90%

Seventy-five percent of each eligible NEO’s annual cash bonus is based on the year-over-year increase in our Normalized Funds from Operations (“Normalized FFO”) per diluted share, as reflected in our year-end audited financial statements, which does not include any gains or losses from the stock portfolio. The Company considers Funds from Operations (“FFO”) and Normalized FFO to be important measures of an equity REIT’s operating performance. We define FFO as net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the U.S. (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, the change in the fair value of marketable securities and the gain or loss on the sale of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. We define Normalized FFO as FFO excluding one-time charges. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The Company considers FFO and Normalized FFO to be meaningful measures of operating performance primarily because they exclude the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted these as performance measures.

Normalized FFO Per Share Increase	Threshold 1%-4.99%	Target 5%-9.99%	Max >10%

Normalized FFO for the year ended December 31, 2025, was $80.1 million, or $0.95 per diluted share, as compared to $69.5 million, or $0.93 per diluted share, for the year ended December 31, 2024. As a result, the Company was deemed to have achieved the “Threshold” metric for 2025 with a 2% year-over-year increase in Normalized FFO per share.

Twenty-five percent of each eligible NEO’s annual cash bonus is based on the Compensation Committee’s consideration of individual and company performance factors such as total shareholder return metrics, occupancy growth, same property NOI growth, sales growth, general and administrative expense management, growth of rental homes, acquisition targets, expansions and development of sites (including by the Company’s joint venture with Nuveen Real Estate), capital raising/refinancing and ESG.

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The Committee considered management’s report on the Company’s 2025 achievements in financial performance, strategic growth and financial position, and the role of each NEO in delivering these achievements. The factors that were considered included the progress that was made by the Company during 2025 due to the efforts of management, described in the Business Highlights section on page 5 of this proxy statement. The Committee decided to award 100% of the remaining 25% of the “Target” cash bonus set forth above for each NEO based on the financial performance of the Company and the individual performance achieved in 2025.

Discretionary Holiday Bonuses

The Company has the discretion to award year-end holiday bonuses to all eligible employees, including the NEOs, based on overall Company performance. In 2025, holiday bonuses equal to two weeks of base salary were granted to the NEOs.

Eugene W. Landy Retirement Benefit

In lieu of the retirement benefit that Eugene W. Landy is entitled to under his employment agreement, Mr. Landy has agreed to receive an annual $50,000 retirement benefit, and was paid such benefit in 2025.

Long-Term Incentive Program (“LTIP”)

The performance period for our most recently completed LTIP began on January 1, 2023, and ended on December 31, 2025. Under our LTIP, each NEO, except for Eugene W. Landy, received three equally size equity grants on January 7, 2025, consisting of (1) a time-based restricted stock (“Restricted Stock”) award, (2) a performance-based Stock Unit (“PSU”) award that vests upon the achievement of strategic milestones (“PSU-Strategic”), and (3) a PSU award that vests based on total shareholder return (“PSU-TSR”) (“Restricted Stock” and “PSU” awards are sometimes referred to herein together as “restricted stock” awards). The NEOs are entitled to receive dividends and other distributions payable with respect to the restricted stock awards, provided, that any such dividend or payment will be reinvested in additional Common Shares, which will be transferred to the NEO upon the vesting of any such restricted stock award.

Time-Based Award

The Restricted Stock award granted in 2025 to each NEO, except for Eugene W. Landy, was set to vest on the one year anniversary of the date of grant, subject to the NEO’s continued employment through such date.

Performance-Based Strategic Milestones Awards

The PSU-Strategic award was set to vest on the date on which the Company filed its Form 10-K for the year ended December 31, 2025, based on the achievement of certain performance metrics as follows:

Metric	Criteria

Normalized FFO Growth Per Share	10%
Total Shareholder Return	15%
Same Property Occupancy Increase	150 bp
NOI Growth	10%
Sales Increase	15%
Acquisitions (not including Development)	$50 million
Development	600 sites, including JVs, OZ, etc.
Capital Raising	$150 million
ESG

Must satisfy all three of the following:

1) An improvement of at least two ISS Quality Score metrics;

2) Retrofitting at least 30 communities with LED lighting and/or rental homes with smart energy saving devices; and

3) Submetering at least 10 communities to promote water conservation.

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The number of shares to be issued would be based on the number of metrics met as follows:

Metrics Met	Threshold 4 of 9	Target 6 of 9	Max 9 of 9

Performance-Based Relative Total Shareholder Return Awards

The PSU-TSR award was set to vest on the date on which the Company filed its Form 10-K for the year ended December 31, 2025, based upon the relative TSR of the Company as compared to the MSCI US REIT Index as follows:

TSR Performance	Threshold 25th percentile	Target 55th percentile	Max 75th percentile

Voluntary Surrender of Awards

On October 28, 2025, the applicable NEOs voluntarily surrendered the Restricted Stock awards, PSU-Strategic awards, and PSU-TSR awards that were granted on January 7, 2025.

If the 2025 PSU-Strategic awards and PSU-TSR awards had not been surrendered, the Company would have been deemed to have achieved the “Threshold” metric for both the PSU-Strategic and PSU-TSR awards. Specifically, the Company would have been deemed to have met eight out of nine of the performance metrics and its total shareholder return was in the 57th percentile.

Stock Options

The Committee may also grant our NEOs, including Eugene W. Landy, annual stock option awards of up to 50,000 underlying shares (or in the case of Mr. Landy, 100,000 underlying shares) that vest annually over five years, to encourage retention. In June of 2025, the Committee determined it was in the best interests of the Company to award the NEOs, excluding Samuel A. Landy, stock options. Eugene W. Landy was granted a stock option to purchase 100,000 Common Shares, and each other applicable NEO was granted a stock option to purchase 50,000 Common Shares.

Other Personal Benefits

The Company’s NEOs are provided with other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of other personal benefits provided to the NEOs.

The NEOs who are subject to employment agreements are provided the following benefits under the terms of their employment agreements: (i) an allotted number of paid vacation weeks; (ii) eligibility for the executives, spouses and dependents in all Company sponsored employee benefits plans, and (iii) group health insurance, on such terms no less favorable than applicable to any other executive. Attributed costs of the personal benefits described above for the NEOs for the year ended December 31, 2025, are included in “All Other Compensation” of the Summary Compensation Table provided below in this Proxy Statement.

Payments upon Termination or Change in Control

In addition, the NEOs’ employment agreements each contain provisions relating to change in control events and severance upon termination. These change in control and severance terms are designed to promote stability and continuity of senior management. Information regarding these provisions is included in “Employment Agreements” provided below in this Proxy Statement.

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Risk Management

The Committee has assessed our compensation program for the purpose of viewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. As part of that assessment, the Committee reviewed the primary elements of our compensation program, including base salary, annual cash bonus opportunities, long-term equity compensation and severance arrangements. The Committee’s risk assessment included a review of the overall design of each primary element of our compensation program, and an analysis of the various design features, controls and approval rights in place with respect to compensation paid to management and other employees that mitigate potential risks to us that could arise from our compensation program. Following the assessment, the Committee determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the Company.

Clawback Policy

As described above on page 23, compensation paid to our NEOs is subject to our Compensation Clawback policy, which provides for the recovery of short-term and long-term incentive compensation received by executive officers and certain other employees in the event of a financial restatement due to material non-compliance with any financial reporting requirement under applicable securities law or to correct a material error. During 2025, there were no events that triggered a right to a clawback of compensation from any of our employees, including our NEOs.

Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company for services rendered during 2025, 2024, and 2023 to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Eugene W.	2025	250,000	145,115	-	337,000	-	50,000	782,115
Landy	2024	250,000	130,615	-	272,000	-	50,000	702,615
Founder and Chairman of the Board	2023	250,000	119,615	-	232,500	-	50,000	652,115

Samuel A. Landy	2025	842,600	137,636	1,599,998	-	315,750	13,800	2,909,784
President and Chief Executive	2024	842,600	243,036	1,778,812	-	631,950	13,200	3,509,598
Officer	2023	766,000	220,962	1,776,111	91,450	574,500	12,200	3,441,223

Anna T. Chew	2025	650,100	106,266	1,249,995	168,500	243,787	13,800	2,432,448
EVP and Chief	2024	650,100	187,529	1,389,692	136,000	487,575	13,200	2,864,096
Financial Officer	2023	591,000	170,481	1,387,586	232,500	443,250	12,200	2,837,017

Craig Koster	2025	467,500	53,043	194,995	168,500	105,187	13,800	1,003,025
EVP, General Counsel and	2024	467,500	88,106	216,795	136,000	210,375	13,200	1,131,976
Secretary	2023	425,000	80,096	216,463	232,500	191,250	12,200	1,157,509

Brett Taft	2025	429,000	48,675	229,993	168,500	96,525	13,800	986,493
EVP and Chief	2024	429,000	80,850	255,725	136,000	193,050	13,200	1,107,825
Operating Officer	2023	390,000	73,500	255,316	232,500	175,500	12,200	1,139,016

(1)	Represents holiday bonuses (two weeks base salary) which are typically given to all employees. For Eugene W. Landy, this amount also includes compensation for his service as Chairman of the Board and, for all other NEOs, this amount also includes a bonus award equal to 25% of the NEO’s STIP target. These amounts for 2023 and 2024 have been revised from the disclosures in prior years’ proxy statements, which inadvertently included 25% of the NEO’s STIP target in the “Non-Equity Incentive Plan Compensation” column.

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(2)	Represents the aggregate grant date fair value of Restricted Stock, PSU-Strategic, and PSU-TSR awards granted in 2025, computed in accordance with FASB ASC 718. Refer to Note 8 to our consolidated financial statements in our annual report on Form 10-K for the 2025 fiscal year for a discussion of the relevant assumptions used in calculating the values. These awards were granted to the NEO on January 7, 2025, and were voluntarily surrendered by the NEO back to the Company on October 28, 2025, prior to vesting.

(3)	Represents the grant date fair value of a stock option award granted in 2025, computed in accordance with FASB ASC 718 Refer to Note 8 to our consolidated financial statements in our annual report on Form 10-K for the 2025 fiscal year for a discussion of the relevant assumptions used in calculating the value.

(4)	Represents the NEO’s STIP bonus based on 2025 performance. These amounts for 2023 and 2024 have been revised from the disclosures in prior years’ proxy statements, which inadvertently included 25% of the NEO’s STIP target in the “Non-Equity Incentive Plan Compensation” column.

(5)	Represents for (i) Eugene W. Landy, a retirement benefit of $50,000, and (ii) all other NEOs, discretionary contributions by the Company to the Company’s 401(k) plan allocated to the NEO’s account.

Grants of Plan-Based Awards

The following table sets forth, for the Named Executive Officers in the Summary Compensation Table, information regarding individual grants of plan-based awards for the year ended December 31, 2025:

			Estimated Future Payments Under Non-Equity Incentive Plan Awards ($) (1)			Estimated Future Payouts Under Equity Incentive Plan Awards ($) (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Under- lying	Option Exercise	Grant Date Fair Value of Stock & Option
	Pro-	Grant	Thresh-		Maxi-	Thresh-		Maxi-	or Units	Options	Price	Awards
Name	gram	Date	old	Target	mum	old	Target	mum	(#) (3)	(#) (4)	($) (4)	($) (5)

Eugene	Options	6/16/25								100,000	16.86	337,000
W. Landy
Samuel	STIP		315,975	631,950	947,925
A. Landy	RSU	1/7/25							29,304			533,333
	PSU-Strategic	1/7/25				14,652	29,304	58,608				533,333
	PSU-TSR	1/7/25				14,651	29,303	58,608				533,334
Anna	STIP		243,788	487,575	731,363
T. Chew	RSU	1/7/25							22,894			416,667
	PSU-Strategic	1/7/25				11,447	22,894	45,788				416,667
	PSU-TSR	1/7/25				11,446	22,893	45,788				416,667
	Options	6/16/25								50,000	16.86	168,500
Craig	STIP		105,188	210,375	315,563
Koster	RSU	1/7/25							3,571			65,000
	PSU-Strategic	1/7/25				1,786	3,571	7,143				65,000
	PSU-TSR	1/7/25				1,785	3,570	7,143				65,000
	Options	6/16/25								50,000	16.86	168,500
Brett	STIP		96,525	193,050	289,575
Taft	RSU	1/7/25							4,212			76,667
	PSU-Strategic	1/7/25				2,106	4,212	8,425				76,667
	PSU-TSR	1/7/25				2,105	4,211	8,425				76,666
	Options	6/16/25								50,000	16.86	168,500

(1)	Represents possible payments of 75% of the STIP awards based upon the annual increase in Normalized FFO per share.

(2)	Represents the PSU-Strategic and PSU-TSR awards that were granted on January 7, 2025, but were voluntarily surrendered on October 28, 2025, prior to vesting.

(3)	Represents a Restricted Stock award that was granted on January 7, 2025, but was voluntarily surrendered on October 28, 2025, prior to the lapse of forfeiture restrictions.

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(4)	Represents the number of Common Shares underlying a stock option award that vests annually over five years. The exercise price was based on the Company’s closing stock price on the date of grant.

(5)	See Notes (2) and (3) to the “Summary Compensation Table” above for further information on the value and other terms of the PSU-Strategic, PSU-TSR, Restricted Stock, and stock option awards granted in 2025.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded to our NEOs, are described above under “Compensation Discussion and Analysis” and below under “Employment Agreements.”

Outstanding Equity Awards at Year-End

The following table sets forth for the NEOs in the Summary Compensation Table, information regarding stock options and stock awards outstanding on December 31, 2025, and held by the NEOs:

			Option Awards				Stock Awards
		Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Shares That Have Not Vested (#)	Market Value of Shares or Units of Shares That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Eugene W. Landy		4/4/17	100,000	-	15.04	4/4/27	-	-	-	-
		4/2/18	100,000	-	13.09	4/2/28	-	-	-	-
		4/2/19	100,000	-	13.90	4/2/29	-	-	-	-
		3/25/20	100,000	-	9.70	3/25/30	-	-	-	-
	(1)	7/14/21	80,000	20,000	22.57	7/14/31	-	-	-	-
	(1)	9/9/22	60,000	40,000	18.52	9/9/32	-	-	-	-
	(1)	3/21/23	30,000	45,000	14.36	3/21/33	-	-	-	-
	(1)	3/26/24	20,000	80,000	15.66	3/26/34	-	-	-	-
	(1)	6/16/25	-	100,000	16.86	6/16/35	-	-	-	-
Samuel A. Landy		1/19/17	50,000	-	14.25	1/19/27	-	-	-	-
		4/4/17	50,000	-	15.04	4/4/27	-	-	-	-
		4/2/18	50,000	-	13.09	4/4/28	-	-	-	-
	(1)	3/21/23	11,800	17,700	14.36	3/21/33	-	-	-	-
	(2)	3/18/21	-	-	-	-	10,940	174,055	-	-
	(2)	3/25/22	-	-	-	-	17,320	275,561	-	-
	(2)	3/21/23	-	-	-	-	32,820	522,166	-	-
	(3)	3/26/24	-	-	-	-	11,860	188,693	-	-
	(3)	3/26/24	-	-	-	-	17,817	283,461	-	-
	(4)	3/26/24	-	-	-	-	-	-	35,579	566,062
	(4)	3/26/24	-	-	-	-	-	-	35,379	566,062
	(4)	3/26/24	-	-	-	-	-	-	35,634	566,937
	(4)	3/26/24	-	-	-	-	-	-	35,634	566,937
Anna T. Chew		1/19/17	10,000	-	14.25	1/19/27	-	-	-	-
		4/4/17	50,000	-	15.04	4/4/27	-	-	-	-
		4/2/19	50,000	-	13.90	4/2/29	-	-	-	-
		3/25/20	20,000	-	9.70	3/25/30	-	-	-	-
	(1)	7/14/21	40,000	10,000	22.57	7/14/31	-	-	-	-
	(1)	3/28/22	23,400	15,600	23.81	3/28/32	-	-	-	-
	(1)	3/21/23	30,000	45,000	14.36	3/21/33	-	-	-	-
	(1)	3/26/24	10,000	40,000	15.66	3/26/24	-	-	-	-
	(1)	6/16/25	-	50,000	16.86	6/16/35	-	-	-	-
	(2)	3/18/21	-	-	-	-	8,760	139,372	-	-
	(2)	3/25/22	-	-	-	-	13,880	220,831	-	-
	(2)	3/21/23	-	-	-	-	26,280	418,115	-	-
	(3)	3/26/24	-	-	-	-	9,266	147,414	-	-
	(3)	3/26/24	-	-	-	-	13,919	221,451	-	-
	(4)	3/26/24	-	-	-	-	-	-	27,796	442,234
	(4)	3/26/24	-	-	-	-	-	-	27,796	442,234
	(4)	3/26/24	-	-	-	-	-	-	27,839	442,918
	(4)	3/26/24	-	-	-	-	-	-	27,839	442,918
Craig Koster		4/4/17	20,000	-	15.04	4/4/27	-	-	-	-
		4/2/18	20,000	-	13.09	4/2/28	-	-	-	-
		1/2/19	20,000	-	11.42	1/2/29	-	-	-	-
		3/25/20	30,000	-	9.70	3/25/30	-	-	-	-
	(1)	7/14/21	40,000	10,000	22.57	7/14/31	-	-	-	-
	(1)	3/28/22	23,400	15,600	23.81	3/28/32	-	-	-	-
	(1)	3/21/23	30,000	45,000	14.36	3/21/33	-	-	-	-
	(1)	3/26/24	10,000	40,000	15.66	3/26/34	-	-	-	-
	(1)	6/16/25	-	50,000	16.86	6/16/35	-	-	-	-
	(2)	1/13/21	-	-	-	-	1,000	15,910	-	-
	(2)	3/18/21	-	-	-	-	1,000	15,910	-	-
	(2)	1/12/22	-	-	-	-	2,000	31,820	-	-
	(2)	1/11/23	-	-	-	-	3,000	47,730	-	-
	(3)	3/26/24	-	-	-	-	1,446	22,998	-	-
	(3)	3/26/24	-	-	-	-	2,172	34,549	-	-
	(4)	3/26/24	-	-	-	-	-	-	4,336	68,986
	(4)	3/26/24	-	-	-	-	-	-	4,336	68,986
	(4)	3/26/24	-	-	-	-	-	-	4,343	69,097
	(4)	3/26/24	-	-	-	-	-	-	4,343	69,097
Brett Taft		4/4/17	20,000	-	15.04	4/4/27	-	-	-	-
		4/2/18	20,000	-	13.09	4/2/28	-	-	-	-
		1/2/19	40,000	-	11.42	1/2/29	-	-	-	-
		3/25/20	50,000	-	9.70	3/25/30	-	-	-	-
	(1)	7/14/21	40,000	10,000	22.57	7/14/31	-	-	-	-
	(1)	3/28/22	23,400	15,600	23.81	3/28/32	-	-	-	-
	(1)	3/21/23	30,000	45,000	14.36	3/21/33	-	-	-	-
	(1)	3/26/24	10,000	40,000	15.66	3/26/34	-	-	-	-
	(1)	6/16/25	-	50,000	16.86	6/16/35	-	-	-	-
	(2)	1/13/21	-	-	-	-	1,000	15,910	-	-
	(2)	3/18/21	-	-	-	-	1,000	15,910	-	-
	(2)	1/12/22	-	-	-	-	2,000	31,820	-	-
	(2)	1/11/23	-	-	-	-	3,000	47,730	-	-
	(3)	3/26/24	-	-	-	-	1,705	27,119	-	-
	(3)	3/26/24	-	-	-	-	2,562	40,753	-	-
	(4)	3/26/24	-	-	-	-	-	-	5,115	81,380
	(4)	3/26/24	-	-	-	-	-	-	5,115	81,380
	(4)	3/26/24	-	-	-	-	-	-	5,122	81,491
	(4)	3/26/24	-	-	-	-	-	-	5,122	81,491

(1)	Represents stock options that vest annually over five years, subject to continued employment through each such vesting date or an earlier qualifying termination.

(2)	Represents Restricted Stock awards that vest annually over five years, subject to continued employment through each such vesting date or an earlier qualifying termination.

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(3)	Represents Restricted Stock awards that vest in two equal installments on the first and second anniversaries of the date of grant, subject to continued employment through each such vesting date or an earlier qualifying termination.

(4)	Represents the target number of PSUs that could have been earned for the applicable performance period (January 1, 2023, through December 31, 2025). The PSUs were actually earned at threshold because at the end of the performance period, the Company was deemed to have met eight out of nine of the performance metrics and its total shareholder return was in the 57th percentile. The PSUs vested on the date on which the Company filed its Form 10-K for the year ended December 31, 2025.

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the NEOs during the year ended December 31, 2025:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Eugene W. Landy	-	-	-	-
Samuel A. Landy	-	-	69,652	1,269,548
Anna T. Chew	-	-	55,166	1,005,371
Craig Koster	-	-	9,779	177,387
Brett Taft	-	-	10,461	189,997

(1)	Value realized is calculated by multiplying the number of shares vested by the closing price of the underlying shares on the NYSE on the vesting date.

Employment Agreements

The Company is party to an Employment Agreement with each NEO that provides the NEO with severance protections in certain circumstances following the NEO’s termination of employment.

The Employment Agreement with Eugene W. Landy provides that his employment is terminable by either party at any time subject to certain notice requirements. The Employment Agreement provides for aggregate severance payments of $450,000 upon the termination of his employment for any reason in increments of $150,000 upon employment termination and $150,000 on each of the first and second anniversaries of such employment termination. Upon termination due to disability, Mr. Landy’s compensation will continue for a period of three years, payable in monthly installments. Upon termination due to death, Mr. Landy’s designated beneficiary will receive $450,000 (the first $100,000 thirty days after death and the remaining balance one year after death). The Employment Agreement also provides that Mr. Landy will receive a lump-sum change in control payment of $1,200,000 upon a Change of Control of the Company (as defined therein) if the sale price of the Company is at least $16 per Common Share.

The Employment Agreements with Messrs. Samuel A. Landy, Koster, and Taft, and Ms. Chew (together, the “Agreements”) each have a three year term, which expired on January 1, 2026, and automatically renewed (such renewal date, the “Renewal Date”) for an additional one-year term. The Agreements will continue to automatically renew for additional one-year terms on each Renewal Date unless otherwise terminated pursuant to the terms of the Agreements. The Company is working with Korn Ferry, its compensation consultant, to adjust the STIP and LTIP metrics that govern bonuses and equity awards, as applicable, and were previously approved by the Compensation Committee for the three-year period that ended on December 31, 2025. It is expected that the adjusted metrics will apply for 2026 performance, and possibly performance in one or more future years. The new metrics, if adopted, will be retroactive to January 1, 2026.

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Under the Agreements, if the applicable NEO’s employment is terminated (a) by the Company other than for “Cause” (as defined in the Agreements), (b) by the NEO for “Good Reason” (as defined in the Agreements), (c) on a Renewal Date due to non-renewal of the Agreement by the Company, or (d) as a result of the NEO’s death or “Disability” (as defined in the Agreements), the NEO will, subject to the NEO’s execution and non-revocation of a customary release and separation agreement within 60 days following the termination (other than a termination due to the NEO’s death), (A) be entitled to receive (i) any unpaid cash bonus payable for any completed prior year, payable at the same time bonus payments for such prior year are made to other executives (the “Bonus Payment”) and (ii) an amount equal to three times (or, in the case of the NEO’s termination due to death or Disability, one times) the sum of (x) the NEO’s base salary as in effect for the calendar year in which the termination occurs plus (y) the average of the annual cash bonus amounts earned by the NEO over the three-year period immediately preceding the year in which the NEO’s termination occurs (such amounts in (ii), the “Severance Payment”), payable in 36 equal monthly installments (or 12 equal monthly installments if the termination is a result of the NEO’s death or Disability), and (B) vest in any unvested stock options or time-based equity or equity-based awards granted or issued to the NEO prior to the date of termination ratably over the 36-month period immediately following the date of termination (or, in the case of the NEO’s termination as a result of death or Disability, ratably over the 12-month period immediately following the NEO’s termination) as if the NEO remained fully employed for such period, with any performance goals to be determined by the Committee in its good-faith judgement at actual or target.

If the applicable NEO’s employment is terminated (a) by the Company other than for “Cause” (as defined in the Agreements), (b) by the NEO for “Good Reason” (as defined in the Agreements), or (c) as a result of the NEO’s death or “Disability” on or within 24 months of a Change of Control (as defined in the Agreements), the NEO will, subject to the NEO’s execution and non-revocation of a customary release and separation agreement within 60 days following the termination (other than a termination due to the NEO’s death), be entitled to receive the Bonus Payment and the Severance Payment, each payable in a lump sum as soon as practicable following the termination, and in no event later than 60 days following the termination. The NEO will immediately vest in any unvested stock options or time-based equity or equity-based awards granted or issued to the NEO prior to the date of termination. If the benefits payable to the NEO are subject to Sections 280G and 4999 of the Code, such payments will be reduced to the extent necessary to provide the NEO with the greatest after-tax benefit.

Potential Payments upon Termination of Employment under the Employment Agreements

The table below reflects the amounts that would be payable to our NEOs in connection with certain employment terminations, in connection with, and not in connection with, a change in control, in each case assuming the triggering event were to occur on December 31, 2025. These disclosed amounts are estimates only and do not necessarily reflect the actual amounts that would be paid to the NEOs, which would only be known at the time that they become eligible for payment and would only be payable if a termination of employment, or voluntary resignation, were to occur.

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		Voluntary Resignation or Termination for Cause		Termination Not for Cause or Voluntary Resignation for Good Reason		Termination Not for Cause or Voluntary Resignation for Good Reason in Connection with a Change of Control		Termination as a Result of Disability		Termination as a Result of Death

Eugene W. Landy	Cash Payment	450,000	(1)	450,000	(1)	1,650,000	(2)	750,000	(3)	450,000	(3)
Samuel A. Landy	Cash Payment	-		5,383,786	(4)	5,383,786	(5)	2,075,262	(6)	2,075,262	(6)
	Vesting of Equity Awards(7)			4,182,087		4,193,106		2,116,793		2,116,793
	Total			9,565,873		9,576,892		4,192,055		4,192,055
Anna T. Chew	Cash Payment	-		4,188,954	(4)	4,188,954	(5)	1,613,018	(6)	1,613,018	(6)
	Vesting of Equity Awards(7)			3,286,354		3,277,276		1,668,927		1,668,927
	Total			7,475,308		7,466,230		3,281,945		3,281,945
Craig Koster	Cash Payment	-		2,096,231	(4)	2,096,231	(5)	792,244	(6)	792,244	(6)
	Vesting of Equity Awards(7)			579,879		581,659		266,381		266,381
	Total			2,676,110		2,677,890		1,058,624		1,058,624
Brett Taft	Cash Payment	-		1,923,600	(4)	1,923,600	(5)	727,000	(6)	727,000	(6)
	Vesting of Equity Awards(7)			650,105		567,657		320,133		320,133
	Total			2,573,705		2,491,257		1,047,133		1,047,133

(1)	Consists of severance payments of $450,000, with $150,000 payable on the termination date and on each of the first two anniversaries of the termination date.

(2)	Mr. Landy will receive a lump-sum payment of $1,200,000 in the event of a change in control, provided that the sale price of the Company is at least $16 per share of common stock (which would not have been payable had the closing share price of $15.91 on December 31, 2025, been the sale price). In addition, if Mr. Landy’s employment agreement is terminated, he will receive severance payments of $450,000, with $150,000 payable on the termination date and on each of the first two anniversaries of the termination date.

(3)

Mr. Landy will receive disability payments equal to his base salary for a period of three years, payable in monthly installments. Mr. Landy has a death benefit of $450,000 payable to Mr. Landy’s beneficiary (with $100,000 payable thirty days after death and the balance one year after death).

(4)	Represents three times the sum of (i) the NEO’s base salary as in effect for the calendar year in which the termination occurs; plus (ii) the average of the annual cash bonus amounts earned by the NEO over the three year period immediately preceding the year in which the NEO’s termination occurs.

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(5)	Represents any unpaid cash bonus payable to the NEO for any completed year; plus three times the sum of (i) the NEO’s base salary as in effect for the calendar year in which the termination occurs; plus (ii) the average of the annual cash bonus amounts earned by the NEO over the three year period immediately preceding the year in which the NEO’s termination occurs. The cash severance shall be a lump sum payment provided that it would not violate Section 409A of the Internal Revenue Code of 1986, as amended.

(6)	Represents one (1) time the sum of (i) the NEO’s base salary as in effect for the calendar year in which the termination occurs plus (ii) the average of the annual cash bonus amounts earned by the NEO over the three year period immediately preceding the year in which the NEO’s termination occurs. The cash severance shall be made in twelve consecutive and equal monthly installments.

(7)	Reflects the value of the accelerated vesting of certain outstanding unvested equity awards. See “Employment Agreements” above for a discussion of the treatment of the equity upon the different terminations. The value of such accelerated vesting with respect to the equity awards reported in this table is based upon our closing share price of $15.91 on December 31, 2025. The NEO would also be entitled to accrued but unpaid dividends.

Director Compensation

During 2025, non-employee directors received a fixed annual cash retainer of $60,500 and an annual equity retainer in the form of fully vested Common Shares having a grant date fair value equal to $75,000, and the Presiding Director was awarded an additional annual cash retainer of $12,100. Those retainer amounts were paid on a quarterly basis in arrears. Directors who also served as NEOs for UMH were not entitled to any compensation for serving on the Board, with the exception of our Founder and Chairman of the Board, Eugene W. Landy. The following compensation was paid to the directors for service during 2025:

●	Audit committee chairperson: $24,200
●	Compensation committee chairperson: $18,150
●	Nominating and Corporate Responsibility committee chairperson: $12,100
●	Retirement Plan committee chairperson: $12,100
●	Audit committee members retainer: $10,000
●	Other committee members retainer: $6,050
●	Cybersecurity and Sustainability subcommittee chairpersons: $6,050
●	Cybersecurity and Sustainability subcommittee members retainer: $3,025

The table below sets forth a summary of compensation received by the Company’s non-employee directors for the year ended December 31, 2025:

Director	Fees Earned or Paid in Cash(9)	Stock Awards (10)	Option Awards(11)	Total Fees

Amy L. Butewicz (2) (5) (6)	$72,600	$74,998	$40,440	$188,038
Jeffrey A. Carus (1) (3) (6)	82,142	74,998	40,440	197,580
Todd Clark	30,250	18,744	-0-	48,994
Kiernan Conway(8)	37,814	37,505	40,440	115,759
Matthew I. Hirsch (2) (3) (4)	83,652	74,998	40,440	199,090
Michael P. Landy(7)	72,600	74,998	40,440	188,038
Stuart D. Levy (2) (3) (5)	83,650	74,998	40,440	199,088
William E. Mitchell (1) (2) (5)	90,756	74,998	40,440	206,194
Angela D. Pruitt-Marriott (1) (5) (6) (7)	78,654	74,998	40,440	194,092
Kenneth K. Quigley, Jr. (1) (3)	90,752	74,998	40,440	206,190
	$722,870	$656,233	$363,960	$1,743,063

(1)	Mr. Carus, Mr. Mitchell (Chairperson of the Compensation Committee), Ms. Pruitt-Marriott and Mr. Quigley, Jr. are the current members of the Compensation Committee.

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(2)	Dr. Butewicz, Mr. Hirsch, Mr. Levy (Chairperson of the Nominating and Corporate Responsibility Committee) and Mr. Mitchell are the current members of the Nominating and Corporate Responsibility Committee.

(3)	Mr. Carus, Mr. Hirsch, Mr. Levy and Mr. Quigley, Jr. (Chairperson of the Audit Committee) are the current members of the Audit committee.

(4)	Mr. Hirsch is the Presiding Director whose role is to preside over the executive sessions of the non-management directors.

(5)	Dr. Butewicz, Mr. Levy, Mr. Mitchell (Chairperson) and Ms. Pruitt-Marriott also serve on the Cybersecurity Subcommittee of the Audit Committee.

(6)	Dr. Butewicz, Mr. Carus and Ms. Pruitt-Marriott (Chairperson) also serve on the Sustainability Subcommittee of the Nominating and Corporate Responsibility Subcommittee.

(7)	Mr. Carus, Mr. Landy (Chairperson) and Ms. Pruitt-Marriott serve on the Retirement Plan Committee.

(8)	Mr. Conway passed away on April 28, 2025. He had served on the Nominating and Corporate Responsibility Committee and the Sustainability Subcommittee. His board vacancy was filled by Mr. Todd Clark.

(9)	Includes both the annual board cash retainer and committee member retainers.

(10)	Represents a grant of 4,409 shares of unrestricted common stock for the annual equity retainer valued at $74,998. The value of the shares of unrestricted stock was based on the closing price of the shares on the grant date.

(11)	Represents a grant of 12,000 shares in stock options to each director valued at $40,440. The fair value of the stock options granted was established using the Black-Scholes stock option valuation model. See Annual Report on Form 10-K, Note 8 of the Notes to the Consolidated Financial Statements, for assumptions used in the model. These options were awarded on June 16, 2025 and vest over five years, 20% per year. As of December 31, 2025, each director has been awarded in aggregate 33,000 shares in stock options, all of which remain unexercised.

Pension Benefits and Nonqualified Deferred Compensation Plans

Except as provided in the specific agreements previously described, the Company has no pension or other post-retirement plans in effect for Officers, Directors or employees or a nonqualified deferred compensation plan. Payments made during 2025 for Eugene W. Landy amounted to $50,000. The Company’s employees may elect to participate in the Company’s 401(k) Plan.

Pay Ratio

The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. The median of the annual total compensation of all employees (other than our CEO) is $49,596 as of December 31, 2025. The CEO’s total compensation as an employee for 2025, which includes salary, bonus, stock awards, option awards, non-equity incentive plan compensation and all other compensation as disclosed in the summary compensation table above, was $2,909,784.

We determined our median employee based on total compensation, which we calculated as annual base pay and the value of annual cash incentives, equity awards and all other compensation paid in 2025. We did not include the CEO, any seasonal employees, contractors, or other non-employee workers in our employee population. All of our employees are located in the United States and, therefore, we did not make any cost-of-living adjustments when identifying the median employee. We annualized base pay for any full-time and part-time permanent employees who were employees of the Company as of December 31, 2025, and were employed for less than all of 2025.

For 2025, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees was 59 to 1. Given the different methodologies that various companies use to determine an estimate of their pay ratio, our estimated ratio should not be used as a basis for comparison between companies.

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Pay Versus Performance Table

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The following table discloses information on compensation actually paid (“CAP”) to our principal executive officer (“PEO”) and (on average) to our other NEOs (“non-PEO NEOs”) during the specified years alongside TSR and net income metrics, as well as a Company-selected measure of Normalized Funds from Operations (“Normalized FFO”). The Company selected this measure as the most important in linking compensation actually paid to our NEOs for 2025 to Company performance, as Normalized FFO was the predominant metric used in our 2022-2025 performance awards as described in more detail on page 34.

Pay versus Performance

					Value of Initial Fixed $100 Investment Based on:
	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (2)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (3)	Average Compensation Actually Paid to Non-PEO NEOs ($) (4)	Total Shareholder Return ($) (5)	MSCI US REIT Index (RMS) ($) (5)	Net Income (Loss) to Common Sharehold-ers ($ in thousands) (6)	Normalized FFO ($ in thousands) (7)

2025	2,909,784	603,904	1,301,020	951,539	135	137	5,966	80,098
2024	3,509,598	4,617,824	1,451,628	1,817,641	152	133	2,472	69,489
2023	3,441,223	3,388,645	1,446,414	554,071	117	122	(8,714)	54,533
2022	2,769,554	303,708	1,201,168	646,627	117	108	(36,265)	46,840
2021	5,219,968	8,425,139	1,828,776	3,607,647	191	143	21,249	41,144

(1)	Represents the total compensation of Mr. A. Landy, our PEO for each applicable fiscal year. Amounts shown are as calculated in the Summary Compensation Table (“SCT”) for each of the years shown.
(2)	Represents the CAP to Mr. A. Landy, calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid to the PEO for the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation, for the applicable fiscal year, to determine the compensation actually paid:

Adjustments	2025
Summary Compensation Table Total	2,909,784
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the SCT for Applicable FY	(1,600,000)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	-
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	-
Increased/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(660,398)
Increased/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY Vesting Date	(45,482)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	-
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	-
COMPENSATION ACTUALLY PAID	603,904

(3)	Represents the average total compensation of Messrs. W. Landy, Koster, Taft, and Ms. Chew, our Non-PEO Neo’s for each applicable fiscal year. Amounts shown are calculated in the SCT for each of the years shown.
(4)	Represents the average CAP to the Non-PEO NEOs, calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid to the Non-PEO NEOs for the applicable fiscal year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the Non-PEO NEOs’ average total compensation, for the applicable fiscal year, to determinate the average compensation actually paid:

46

Adjustments	2025
Summary Compensation Table Total	1,301,020
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the SCT for Applicable FY	(629,375)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	210,928
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	-
Increased/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	81,693
Increased/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY Vesting Date	(12,728)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date
COMPENSATION ACTUALLY PAID	951,539

(5)	“TSR” stands for Total Shareholder Return. The TSR figures assume an initial investment of $100 on December 31, 2021. As permitted by SEC rules, the index referenced for the purpose of TSR comparison is the group of companies included in the MSCI US REIT Index (RMS), which is the peer group used for purposes of Item 201(e) of Regulation S-K.
(6)	The dollar amounts reported represent the net income (loss), as reflected in the Company’s audited financial statement for the applicable year.
(7)	“Normalized FFO” is a Non-GAAP measure and defined above in the section entitled “Bonuses – Short-Term Incentive Program (“STIP”)”.

As described in greater detail in the section of this proxy statement titled “Compensation Discussion and Analysis” the Company’s executive compensation program is designed to align the interests of our executive officers with those of our shareholders. While we use several performance measures to accomplish this objective, not all of these performance measures are presented in the Pay Versus Performance table. The metrics that the Company uses for its short-term and for certain long-term incentive awards were selected based on, among other things, an objective of providing meaningful incentives for our NEOs to create long-term value for Company stockholders. The most important financial performance measures used by the Company to link executive compensation for the NEOs, for the most recently completed fiscal year, to the Company’s performance are set forth in the following table:

Most Important Financial Performance Measures:
Normalized FFO per Share
Total Shareholder Return
NOI Growth
Acquisitions
Development of sites (including the joint venture)

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with SEC rules, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Total Shareholder Return

Company TSR and MSCI US REIT Index (RMS) are computed in accordance with Item 402(v) of Regulation S-K. These metrics are based on dividends and stock prices for each period presented. While the Company’s TSR exceeded or was slightly below the TSR for the MSCI US REIT Index (RMS) for each of the five years in the chart, the Company did not use this metric in determining executive compensation for the years 2021 through 2022. The 2023 employment agreements entered into by the NEOs incorporate Total Shareholder Return as compared to the MSCI US REIT Index (RMS) as a metric to be used when determining the STIP and LTIP compensation awarded under the agreements.

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Compensation Actually Paid and Net Income

The amount of compensation actually paid to our executive officers is not directly linked to net income. The Company is a REIT with its real estate portfolio as its largest asset. Though real estate over the long-term generally increases in value, the assets are depreciated over the useful life of each asset on our consolidated financial statements in accordance with generally accepted accounting principles. Consequently, depreciation expense continues to grow as our real estate portfolio grows which significantly reduces the Company’s net income.

Compensation Actually Paid and Normalized FFO

The Company considers Normalized FFO to be an important measure of an equity REIT’s operating performance. Normalized FFO excludes historical cost depreciation as an expense and may facilitate the comparison of REITs that have a different cost basis. The Company considers Normalized FFO to be a meaningful measure of operating performance primarily because it excludes the assumption that the value of its real estate assets diminishes predictably over time and because industry analysts have accepted it as a performance measure. Normalized FFO has increased each year from 2021 through 2025. This metric has been utilized by the Committee in determining executive compensation.

Equity Compensation Plan Information

On May 31, 2023, the shareholders approved and ratified the Company’s 2023 Equity Incentive Award Plan (the “2023 Plan”) authorizing the grant to officers and key employees of options to purchase up to 2,200,000 shares of common stock. An amendment to the 2023 Plan (the “Amendment,” and together with the 2023 Plan, the “Plan”) was approved by the shareholders at the 2025 Annual Meeting of Shareholders to increase the maximum number of shares available under the Plan to 4,450,000 shares. The following table summarizes information, as of December 31, 2025, relating to equity compensation plans of the Company pursuant to which equity securities of the Company are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in column (a)) (2)
Equity Compensation Plans Approved by Security Holders	6,251,500		$16.28	2,043,880
Equity Compensation Plans not Approved by Security Holders	N/A		N/A	N/A
Total	6,251,500	(3)	$16.28	2,043,880

(1) Represents the weighted average exercise price of the stock options disclosed.

(2) Represents the number of Common Shares remaining available for issuance with respect to future awards under our 2023 Equity Incentive Award Plan.

(3) Includes the maximum number of Common Shares that can be earned pursuant to any outstanding PSU-Strategic and PSU-TSR awards.

Compensation Committee Interlocks and Insider Participation

During 2025, the Compensation Committee consisted of Mr. Carus, Mr. Mitchell (Chairman of the Compensation Committee), Ms. Pruitt-Marriott and Mr. Quigley, Jr. No member of the Compensation Committee is a current or former officer or employee of the Company. In 2025, none of our executive officers served on the compensation committee of any entity, or board of directors of any entity that did not have a compensation committee, that had one or more of its executive officers serving on our Compensation Committee. The members of the Compensation Committee did not otherwise have any relationships requiring related-party disclosure in the Company’s Proxy Statement.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

William E. Mitchell (Chairman)

Jeffrey A. Carus

Angela D. Pruitt-Marriott

Kenneth K. Quigley, Jr.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no family relationships between any of the Directors or executive officers of the Company, except that Samuel A. Landy, President, Chief Executive Officer and a Director of the Company, and Michael P. Landy, a Director of the Company, are the sons of Eugene W. Landy, the Founder, Chairman of the Board and a Director of the Company. Further, Mr. Daniel Landy, Executive Vice President and President of UMH OZ Fund, LLC and Mr. Jeremy Landy, Vice President of Community Media Relations, are the sons of Mr. Samuel A. Landy and grandsons of Eugene W. Landy.

No director, executive officer, or any immediate family member of such director or executive officer may enter into any transaction or arrangement with the Company without the prior approval of the Board of Directors. If any such transaction or arrangement is proposed, the Board of Directors will appoint a Business Judgment Committee consisting of independent directors who are also independent of the transaction or arrangement. This Committee will recommend to the Board of Directors approval or disapproval of the transaction or arrangement. In determining whether to approve such a transaction or arrangement, the Business Judgment Committee will take into account, among other factors, whether the transaction was on terms no less favorable to the Company than terms generally available to third parties and the extent of the executive officer’s or director’s involvement in such transaction or arrangement. While the Company does not have specific written standards for approving such related party transactions, such transactions are only approved if it is in the best interest of the Company and its shareholders. Additionally, the Company’s Code of Business Conduct and Ethics, which is presented on the Company’s website at www.umh.reit, requires all directors, officers and employees to notify and report a potential or apparent conflict of interest, in the case of a Director or the principal executive officer, to the Board, in the case of any officer other than the principal executive officer, to the principal executive officer, and, in the case of an employee, to his or her supervisor. Further, to identify related party transactions, the Company submits and requires our directors and executive officers to complete director and officer questionnaires which, among other things, identify any transactions with the Company in which the director, executive officer or their immediate family members have an interest.

Eugene W. Landy, the Founder and Chairman of the Board of Directors of the Company, owned a 24% interest in the entity that is the landlord of the property where the Company’s corporate office space is located. As of January 2023, Eugene W. Landy transferred this ownership to his son, Mr. Samuel A. Landy, the President and Chief Executive Officer and a director of the Company, and other family members. The lease of the Company’s corporate office space extends through April 30, 2027 and requires monthly lease payments of $23,098 through April 30, 2022 and $23,302 from May 1, 2022 through April 30, 2027. The Company is also responsible for its proportionate share of real estate taxes and common area maintenance. Management believes that the aforesaid rents are no more than what the Company would pay for comparable space elsewhere.

Eugene W. Landy owns a 9.6% interest, Mr. Samuel A. Landy owns a 4.8% interest, Mr. Daniel Landy, who is also an officer of the Company and is Mr. Samuel A. Landy’s son, owns a 0.96% interest and the Samuel Landy Family Limited Partnership (of which Daniel Landy is the sole general partner) owns a 0.96% interest in the OZ Fund, that was formed by the Company in 2022. Independent Director Kenneth K. Quigley, Jr. owns a 0.96% interest in the OZ Fund.

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FINANCIAL INFORMATION

The Company’s Community NOI is calculated as follows (in thousands):

	2025	2024	2023

Rental and Related Income	$226,713	$207,019	$189,749
Community Operating Expenses	(95,977)	(87,354)	(81,343)

Community NOI	$130,736	$119,665	$108,406

The Company considers Same Properties to be all communities owned as of January 1, 2024, with the exception of Memphis Blues, Duck River Estates and River Bluff Estates. The Company’s Same Property NOI for 2025 and 2024 is calculated as follows (in thousands):

	2025	2024

Rental and Related Income	$226,713	$207,019
Community Operating Expenses	(95,977)	(87,354)

Community Net Operating Income	$130,736	$119,665
Non-Same Property Net Operating Loss	3,788	3,768
Same Property Net Operating Income	$134,524	$123,433

The following is a reconciliation of our U.S. GAAP Net Income (Loss) Attributable to Common Shareholders to our FFO and Normalized FFO (in thousands):

	2025	2024	2023

Net Income (Loss) Attributable to Common Shareholders	$5,966	$2,472	$(8,714)
Depreciation Expense	66,555	60,239	55,719
Depreciation Expense from Unconsolidated Joint Venture	902	824	692
Loss on Sales of Investment Property and Equipment	64	113	-0-
(Increase) Decrease in Fair Value of Marketable Securities	2,259	(1,167)	3,555
(Gain) Loss on Sales of Marketable Securities, net	221	3,778	(183)
FFO Attributable to Common Shareholders	75,967	66,259	51,069
Adjustments:
Amortization	2,992	2,384	2,135
Non- Recurring Other Expense (1)	1,139	846	1,329
Normalized FFO Attributable to Common Shareholders	$80,098	$69,489	$54,533

(1)	Consists of one-time legal and professional fees ($579) and costs associated with acquisition not completed ($560) for 2025. Consists of one-time legal and professional fees ($452), costs associated with acquisition not completed ($12) and costs associated with the liquidation/sale of inventory in a particular sales center ($382) for 2024. Consists of the previously disclosed special bonus and restricted stock grants for the August 2020 groundbreaking Fannie Mae financing, which were being expensed over the vesting period ($862), non-recurring expenses for the joint venture with Nuveen ($135), one-time legal fees ($76), fees related to the establishment of the OZ Fund ($37), and costs associated with acquisitions and financing that were not completed ($219) in 2023.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires the Company’s Officers and Directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the year ended December 31, 2025, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met, except that on (i) September 17, 2025, Mr. Todd J. Clark was appointed as a Class I Director. Mr. Clark’s Form 3 was inadvertently not filed when due, but was subsequently filed on October 6, 2025; and (ii) October 28, 2025, Mr. Samuel A. Landy, Ms. Anna T. Chew, Mr. Craig Koster and Mr. Brett Taft voluntarily surrendered to the Company the restricted stock granted to each of them on January 7, 2025, as well as related dividend reinvestment shares. Form 4s were inadvertently not filed when due, but were subsequently filed on February 2, 2026.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the discretion of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2025 (as filed with the SEC), including the financial statements and schedules thereto, the Proxy Statement, a form of proxy, or future annual reports and Proxy Statements. All such requests should be directed to our Shareholder Relations Department by: (a) mail at UMH Properties, Inc., Attention: Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728, (b) telephone at (732) 577-9997 or (c) email at ir@umh.com. You can also contact your broker, bank or other nominee to make a similar request.

For directions to the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, please contact our Shareholders Relations Department by mail, telephone or email.

YOUR PROXY IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES.

PLEASE VOTE AS SOON AS POSSIBLE.

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SHAREHOLDER PROPOSALS

Shareholders interested in presenting a proposal for inclusion in the Proxy Statement for the 2027 Annual Meeting of shareholders may do so by following the procedures in Rule 14a-8 under the Exchange Act. Under our current Bylaws, nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by our shareholders at our 2027 Annual Meeting, but not included in the Company’s Proxy Statement, may be made by a person who is a shareholder of record at the time of giving notice by the shareholder, on the record date for the 2027 Annual Meeting and at the time of the 2027 Annual Meeting who delivers notice along with the additional information and materials required by our current Bylaws to our Secretary at the principal executive office of the Company not earlier than December 18, 2026 and not later than January 19, 2027. However, in the event that the 2027 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the date of the 2026 Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 120th day prior to the date of mailing of the notice for the meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies for the 2027 Annual Meeting in support of director nominees (other than our nominees) must provide notice that sets forth the information required by Rule 14a-19 of the rules promulgated under the Exchange Act.

Any proposals should be mailed to the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 0772, Attention: Craig Koster, Executive Vice President, General Counsel and Secretary. A copy of our Bylaws may be obtained by written request to the same address.

BY ORDER OF THE BOARD OF DIRECTORS

Eugene W. Landy
Chairman of the Board and Director

Dated: April 17, 2026

Important: Shareholders can help the Company avoid the necessity and expense of sending follow-up letters to ensure a quorum by promptly authorizing a proxy. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to authorize your proxy to vote your shares in order that the necessary quorum may be represented at the meeting.

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

For comments and/or address changes, please send them via email to ir@umh.com

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UMH PROPERTIES, INC.

The Board of Directors recommends you vote FOR ALL of the Director Nominees listed below:

	For All	Withhold All	For All Except
1. Election of four Class II Directors, each to serve until the 2029 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey A. Carus
02) Matthew I. Hirsch
03) Angela D. Pruitt-Marriott
04) Kenneth K. Quigley, Jr.

The Board of Directors recommends you vote FOR Proposals 2 and 3:

4. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Each Proposal is a separate and independent Proposal and no Proposal is conditioned upon adoption or approval of any other Proposal.

NOTE: When properly executed, this proxy will be voted in the manner directed herein by the undersigned Shareholder(s). If this proxy is properly executed but no direction is given, the votes entitled to be cast by the undersigned will be cast (i) FOR the election of the four nominees listed above as Directors of the Company; (ii) FOR the ratification of the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for the year ending December 31, 2026; (iii) FOR the advisory resolution to approve the compensation of the Company's executive officers for the year ended December 31, 2025; and (iv) in the discretion of the proxy holders on any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon and date. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

The Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

UMH PROPERTIES, INC.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
May 27, 2026, 4:00 p.m. Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF UMH PROPERTIES, INC.

The Shareholder of UMH Properties, Inc., a Maryland Corporation (the "Company"), hereby appoints Eugene W. Landy, Samuel A. Landy, and Anna T. Chew, and each or any of them, as proxies of the Shareholder, with full power of substitution in each or any of them to attend the Annual Meeting of Shareholders (the "Meeting") of the Company, to be held at the Company's office at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728, on Wednesday, May 27, 2026, at 4:00 p.m. Eastern Time, and any postponement or adjournment thereof, to cast on behalf of the Shareholder all votes that the Shareholder is entitled to cast at the Meeting and to otherwise represent the Shareholder at the Meeting with all powers possessed by the Shareholder if personally present at the Meeting.

The Shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to the Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE